UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
___________________________
Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a‑11(c) or §240.14a‑2
Zscaler, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)1 and 0-11.

zscaler™

Experience your world, secured.™

2022 Proxy Statement

Zscaler, creator of the Zero Trust Exchange Platform, uses the largest security cloud on the planet to make doing business and navigating change a simpler, faster, and more productive experience.

We exist to create a world in which the exchange of information is always secure and seamless.

Experience your world, secured.™

zscaler™

120 Holger Way, San Jose, CA 95134
Dear Stockholder:
I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Zscaler, Inc. (“Zscaler” or the “Company”), to be held on Friday, January 13, 2023 at 1:00 p.m. Pacific Time. The Annual Meeting will be conducted virtually via live webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ZS2022 (please have your notice or proxy card in hand when you visit the website).
The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Whether or not you attend the virtual Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the internet, by phone or by mail.
On behalf of the Board of Directors, I would like to express our appreciation for your support of and interest in Zscaler.
Sincerely,
Jay Chaudhry
Chief Executive Officer and
Chairman of the Board

Notice of Annual Meeting
of Stockholders

Date and Time	Record Date and Who Can Vote

January 13, 2023 1:00 p.m. Pacific Time	November 14 , 2022 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
Virtual Meeting Site

The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live audio webcast. You will be able to attend the virtual Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ZS2022.

Items of Business

To elect three Class II directors from the nominees described in this Proxy Statement to hold office until the 2025 annual meeting of stockholders or until their successors are elected and qualified, subject to their earlier death, resignation or removal.

To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2023.

To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.

To transact other business that may properly come before the Annual Meeting.

Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about November 23, 2022.
Your vote is important.
Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your vote via the internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the virtual Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.
Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting to be Held on January 13, 2023. Our proxy materials, including the Proxy Statement and Annual Report to Stockholders, are being made available on or about November 23, 2022 at the following website: www.proxyvote.com, as well as on our website at http://ir.zscaler.com in the Financials section of our Investor Relations webpage. We are providing access to our proxy materials over the internet under the rules adopted by the U.S. Securities and Exchange Commission.
By Order of the Board of Directors,
Robert Schlossman
Chief Legal Officer and Secretary
San Jose, CA
November 23, 2022

This Proxy Statement and form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on January 13, 2023 at 1:00 p.m. Pacific Time, via live audio webcast at www.virtualshareholdermeeting.com/ZS2022. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended July 31, 2022 is first being mailed on or about November 23, 2022 to all stockholders entitled to vote at the Annual Meeting. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.
Ways to Vote

Via the Internet	By Telephone	By Mail	At the Annual Meeting

Voting Matters	Voting Recommendations
To elect three Class II directors from the nominees described in this Proxy Statement to hold office until the 2025 annual meeting of stockholders or until their successors are elected and qualified, subject to their earlier death, resignation or removal.	Proposal 1 "FOR"
The board of directors recommends a vote "FOR" the election of each of the three director nominees nominated by our board of directors and named in this Proxy Statement as Class II directors to serve for a three-year term.

To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2023.	Proposal 2 "FOR"	The board of directors recommends a vote "FOR" the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending July 31, 2023.

To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers	Proposal 3 "FOR"	The board of directors recommends a vote "FOR" the approval, on an advisory non-binding basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

To transact other business that may properly come before the Annual Meeting.

2022 Proxy Statement	1

●	PROXY SUMMARY
Board of Directors

Director Nominees	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Andrew Brown	II	59	Director	2015	2022	2025
Scott Darling	II	66	Director	2016	2022	2025
David Schneider	II	54	Director	2019	2022	2025
Continuing Directors	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Karen Blasing	I	66	Director	2017	2024	—
Charles Giancarlo	I	64	Director	2016	2024	—
Eileen Naughton	I	65	Director	2021	2024	—
Jay Chaudhry	III	64	Chief Executive Officer and Chairman of the Board	2007	2023	—
Amit Sinha, Ph.D.	III	46	Director and Former President of Zscaler	2017	2023	—
Board Diversity

Independence	Tenure	Age	Gender

2	2022 Proxy Statement

PROXY SUMMARY	●
Executive Compensation Highlights
Our pay practices align with our pay-for-performance philosophy and underscore our commitment to sound compensation and governance practices. We believe that organizations are still in the early stages of embracing cloud-based business solutions and adopting the security and networking solutions, including our products, that are necessary to secure and manage cloud-based operations. To be successful in this emerging market, we believe that delivering growth and capturing market share are paramount. To that end, we have focused our compensation program on performance metrics that are key to achieving growth in each fiscal year. Since we strongly believe that establishing and meeting aggressive growth targets in both the short term and the long term is the best way to deliver sustained stockholder value in a highly competitive and emerging market, we are continuing to focus our performance metrics for our executive cash bonuses on achieving growth in each fiscal year but, for our long-term incentive equity compensation, we are shifting to performance metrics focused on multi-year growth targets.
Fiscal 2022 Financial Performance
Fiscal 2022 was a strong year for us marked by significant achievement and growth across all of our key metrics. Fiscal 2022 highlights were as follows:
*Calculated billings is a non-GAAP financial measure that we believe is a key metric to measure our periodic performance. Calculated billings represents our total revenue plus the change in deferred revenue in a period. See Appendix A for the calculation of calculated billings.
†Free Cash Flow and Free Cash Flow Margins are non-GAAP financial measures that we believe are useful indicators of liquidity and provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. Free cash flow is calculated as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. See Appendix A for the calculation of free cash flow margins.

2022 Proxy Statement	3

●	PROXY SUMMARY
Environmental, Social, and Governance (ESG) Approach

●
We believe that transformation happens when people with big ideas come together to drive change.
●
From Zscaler’s inception, we have recognized the importance of values, ethics, and doing the right thing. Our ESG program, with oversight provided by the nominating and corporate governance committee, works to help strengthen practices across the company so that we can better meet the needs of our customers, investors, employees and communities. We believe a thoughtful, robust and deliberate ESG program will drive sustained value creation for these stakeholders. While our program continues to evolve and grow, our current priorities include:
•Reducing environmental impact and lowering greenhouse gas emissions;
•Hiring and retaining diverse talent to support rapid and sustainable growth;
•Respecting privacy and protecting our customers’ sensitive data; and
•Maintaining robust and effective governance and risk oversight practices.
ESG HIGHLIGHTS

Environment: Embedding Environmental Efficiency

•Cloud-based multitenant solution uses significantly less hardware and energy than legacy on-premises security solutions
•100% renewable energy for global data centers and offices since 2021
•Achieved carbon neutral for relevant categories in 2022 and set a goal to reach net zero by 2025

Social: Enabling Possibility for People

•Named a "Best Place to Work" by Glassdoor in 2022 •94% of our employees are aligned to Zscaler's strategic direction

Governance: Securing Trust

•ISO 27001, 27701, 27017 & 27018 information security management certified
•ZIA and ZPA products are FedRAMP High JAB Authorized
•Secure, compliant services regardless of customer size, sector, or physical location

4	2022 Proxy Statement

Questions and Answers
About the Annual Meeting
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.
Why am I receiving these materials?
Our board of directors is providing these proxy materials to you in connection with our board of directors’ solicitation of proxies for use at Zscaler’s virtual Annual Meeting, which will take place on January 13, 2023. Stockholders are invited to attend the virtual Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
All stockholders will have the ability to access the proxy materials via the internet, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended July 31, 2022 (the “Annual Report”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 15, 2022. This Proxy Statement and the Annual Report are available at www.proxyvote.com, as well as on our website at http://ir.zscaler.com in the Financials section of our Investor Relations webpage. The Notice of Annual Meeting of Stockholders includes information on how to access the proxy materials, how to submit your vote over the internet, by phone or how to request a paper copy of the proxy materials.
What proposals will be voted on at the Annual Meeting?
There are three proposals scheduled to be voted on at the Annual Meeting:
•The election of three Class II directors to hold office until the 2025 annual meeting of stockholders or until their successors are elected and qualified, subject to their earlier death, resignation or removal;
•The ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for our fiscal year ending July 31, 2023; and
•A proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.
At the time this Proxy Statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting.
How does our board of directors recommend that I vote?
Our board of directors recommends that you vote:
•FOR the election of each of the three director nominees nominated by our board of directors and named in this Proxy Statement as Class II directors to serve for a three-year term;
•FOR the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending July 31, 2023; and
•FOR the approval, on an advisory non-binding basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

2022 Proxy Statement	5

●	QUESTIONS AND ANSWERS
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on November 14, 2022, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 144,211,307 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.
Do I have to do anything in advance if I plan to attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You are entitled to participate in the annual meeting only if you were a holder of our common stock as of the close of business on November 14, 2022 or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ZS2022. You also will be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live audio webcast will begin promptly at 1:00 p.m. Pacific Time on January 13, 2023. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Pacific Time, and you should allow ample time for the check-in procedures.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

6	2022 Proxy Statement

QUESTIONS AND ANSWERS	●
How do I vote and what are the voting deadlines?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:
•You may vote via the Internet. To vote via the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on January 12, 2023 to be counted. If you vote via the internet, you do not need to return a proxy card by mail.
•You may vote by telephone. To vote by telephone, dial toll-free 1-800-690-6903 in the United States and Canada or 1-800-454-8683 from countries outside the United States and Canada and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on January 12, 2023 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.
•You may vote by mail. To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), complete, date and sign the proxy card and return it promptly by mail in the envelope to be provided so that it is received no later than January 12, 2023. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares in accordance with the recommendations of our board of directors.
•You may vote at the Annual Meeting. To vote at the meeting, following the instructions at www.virtualshareholdermeeting.com/ZS2022 (have your Notice or proxy card in hand when you visit the website).
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:
•entering a new vote by internet or telephone;
•signing and returning a new proxy card with a later date;
•delivering a written revocation to our Secretary at Zscaler, Inc., 120 Holger Way, San Jose, California 95134, by 11:59 p.m. Eastern Time on January 12, 2023; or
•following the instructions at www.virtualshareholdermeeting.com/ZS2022.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will

2022 Proxy Statement	7

●	QUESTIONS AND ANSWERS
be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given; however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
What if I do not specify how my shares are to be voted?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:
•FOR the election of each of the three directors nominated by our board of directors and named in this Proxy Statement as Class II directors to serve for a three-year term (Proposal No. 1);
•FOR the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending July 31, 2023 (Proposal No. 2);
•FOR the approval, on an advisory non-binding basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement (Proposal No. 3); and
•in the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending July 31, 2023. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). Abstentions will have no impact on the outcome of Proposal No. 1 as long as a quorum exists.
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

8	2022 Proxy Statement

QUESTIONS AND ANSWERS	●
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of the voting power of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As noted above, as of the Record Date, there were a total of 144,211,307 shares of common stock outstanding, which means that 72,105,654 shares of common stock must be represented at the Annual Meeting to have a quorum. If there is no quorum, the chairperson of the meeting or a majority of the voting power of our common stock present at the Annual Meeting may adjourn the meeting to a later date.
How many votes are needed for approval of each proposal?
•Proposal No. 1: The election of Class II directors requires a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors to be approved. Plurality means that the three nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. A vote withheld with respect to the election of any or all nominees will be counted for purposes of determining whether there is a quorum.
•Proposal No. 2: The ratification of the appointment of PwC requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.
•Proposal No. 3: The approval, on an advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 3, the abstention will have the same effect as a vote AGAINST the proposal. Because this proposal is an advisory vote, the result will not be binding on our board of directors. However, our board of directors values our stockholders’ opinions, and our board of directors and our compensation committee will consider the outcome of the vote when determining the compensation of our Named Executive Officers.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.
If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

2022 Proxy Statement	9

●	QUESTIONS AND ANSWERS
What does it mean if I received more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Zscaler or to third parties, except as necessary to meet applicable legal and administrative requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials (and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report to stockholders and this Proxy Statement) to multiple stockholders who share the same address (if they appear to be members of the same family), unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents.
To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and Annual Report, you may contact us as follows:
Zscaler, Inc.
Attention: Secretary
120 Holger Way
San Jose, California 95134
(408) 533-0288
Stockholders who hold shares in street name may contact their broker, bank or other nominee to request information about householding.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
STOCKHOLDER PROPOSALS
Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our fiscal 2023 Annual Meeting, our Secretary must receive the written proposal at our principal executive offices not later than July 26, 2023. In addition, stockholder proposals must comply with the requirements

10	2022 Proxy Statement

QUESTIONS AND ANSWERS	●
of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Zscaler, Inc.
Attention: Secretary
120 Holger Way
San Jose, California 95134
(408) 533-0288
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our Proxy Statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our fiscal 2023 Annual Meeting, our Secretary must receive the written notice at our principal executive offices:
•not earlier than September 9, 2023; and
•not later than October 9, 2023.
In the event that we hold our fiscal 2023 Annual Meeting more than 30 days before or more than 60 days after the first anniversary of the date of the fiscal 2022 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement must be received no earlier than the close of business on the 120th day before the fiscal 2023 Annual Meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to such annual meeting; or
•the 10th day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
NOMINATION OF DIRECTOR CANDIDATES
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
AVAILABILITY OF BYLAWS
A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

2022 Proxy Statement	11

Board of Directors and
Corporate Governance
Our business affairs are managed under the direction of our board of directors, which is currently comprised of eight members. Six of our eight directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Upon the recommendation of our nominating and corporate governance committee, we are nominating Andrew Brown, Scott Darling, and David Schneider as Class II directors at the Annual Meeting. If elected, Messrs. Brown, Darling, and Schneider will each hold office for a three-year term until the 2025 annual meeting of stockholders or until their successors are elected and qualified.
The following table sets forth the names, ages as of November 1, 2022 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing directors:

Director Nominees	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Andrew Brown(1)(2)	II	59	Director	2015	2022	2025
Scott Darling(1)(3)	II	66	Director	2016	2022	2025
David Schneider(3)	II	54	Director	2019	2022	2025
Continuing Directors	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Karen Blasing(1)(2)	I	66	Director	2017	2024	—
Charles Giancarlo(2)(3)	I	64	Director	2016	2024	—
Eileen Naughton(2)	I	65	Director	2021	2024	—
Jay Chaudhry	III	64	Chief Executive Officer and Chairman of the Board	2007	2023	—
Amit Sinha, Ph.D.	III	46	Director and Former President of Zscaler	2017	2023	—
(1)Member of our audit committee
(2)Member of our compensation committee
(3)Member of our nominating and corporate governance committee

12	2022 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	●
Class II Director Nominees

Andrew Brown Age | 59 Director Since | 2015
Andrew Brown has served as chief executive officer of Sand Hill East LLC, a strategic management, investment and marketing services firm, since February 2014. Since 2006, he has also been the chief executive officer and co-owner of Biz Tectonics LLC, a privately held consulting company. From September 2010 to October 2013, Mr. Brown served as group chief technology officer of UBS Securities LLC, an investment bank. From 2008 to 2010, he served as head of strategy, architecture and optimization at Bank of America Merrill Lynch, the corporate and investment banking division of Bank of America. From 2006 to 2008, Mr. Brown served as chief technology officer of infrastructure at Credit Suisse Securities (USA) LLC, an investment bank. He currently sits on the board of directors of Guidewire Software, Inc. ("Guidewire), a provider of software products for property and casualty insurers, where he serves as a member of the compensation committee, and Pure Storage, Inc. ("Pure Storage"), a data storage and management company, where he serves as the chair of the compensation committee, and a member of the audit committee. Mr. Brown holds a B.S. (Honors) in chemical physics from University College London.

We believe Mr. Brown is qualified to serve as a member of our board of directors based on his extensive experience as chief technology officer of multiple Fortune 500 companies, as well as his service on the board of directors of other publicly held companies.

Scott Darling Age | 66 Director Since | 2016
Scott Darling has served as president of Dell Technologies Capital, the corporate development and venture capital arm of Dell Technologies Inc., since September 2016. Prior to joining Dell Technologies upon its acquisition of EMC Corp., Mr. Darling was president of EMC Corporate Development and Ventures from March 2012 to September 2016, and in this role he was responsible for EMC’s business development and venture capital investment activity. Prior to joining EMC, Mr. Darling was a general partner at Frazier Technology Ventures II, L.P., which he joined in 2007, and was vice president and managing director at Intel Capital Corp., the venture capital arm of Intel Corporation, from 2000 to 2007. Mr. Darling previously served on the board of directors of DocuSign Inc., a provider of electronic signature technology and digital transaction management services. Mr. Darling holds a B.A. in economics from the University of California at Santa Cruz and an M.B.A. from the Stanford University Graduate School of Business.

We believe Mr. Darling is qualified to serve as a member of our board of directors based on his experience as a director of and as an investor in multiple technology companies.

2022 Proxy Statement	13

●	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

David Schneider Age | 54 Director Since | 2019
David Schneider has served as General Partner of Coatue Management, an investment firm focusing on technology companies, since February 2021. Mr. Schneider previously served as president, emeritus of ServiceNow, Inc., a cloud computing company, from July 2020 to December 2021, as president, global customer operations from January 2019 to July 2020, as chief revenue officer from June 2014 to January 2019 and as senior vice president of worldwide sales and services from June 2011 to May 2014. From July 2009 to March 2011, Mr. Schneider served as senior vice president of worldwide sales of the backup recovery systems division of EMC Corporation, a computer storage company acquired by Dell Technologies Inc. From January 2004 to July 2009, Mr. Schneider held senior positions at Data Domain, Inc., a data archiving and deduplication company acquired by EMC, most recently as Senior Vice President of Worldwide Sales. Mr. Schneider holds a B.A. in political science from the University of California, Irvine.

We believe Mr. Schneider is qualified to serve on our board of directors because of his knowledge and experience in operations and management at various technology companies.

14	2022 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	●
Continuing Directors

Karen Blasing Age | 66 Director Since | 2017
Karen Blasing served as the chief financial officer of Guidewire from July 2009 to March 2015. Prior to 2009, Ms. Blasing served as the chief financial officer for Force10 Networks, Inc. and as the senior vice president of finance for Salesforce.com, Inc., and she also served as chief financial officer for Nuance Communications, Inc. and Counterpane Internet Security, Inc. and held senior finance roles for Informix Corporation (now IBM Informix) and Oracle Corporation. She currently serves as a director of Autodesk, Inc., a multinational software corporation, where she serves as a member of the audit committee, and GitLab Inc., a devops platform company, where she serves as a chair of the audit committee. Ms. Blasing previously served as a director of Ellie Mae, Inc. Ms. Blasing holds a B.A. in economics and business administration from the University of Montana and an M.B.A. from the University of Washington.

We believe Ms. Blasing is qualified to serve as a member of our board of directors based on her extensive financial leadership and management experience at numerous SaaS and enterprise software companies.

Charles Giancarlo Age | 64 Director Since | 2016
Charles Giancarlo has served as chief executive officer of Pure Storage since August 2017. From January 2008 until October 2015, Mr. Giancarlo was a managing director and then strategic advisor of Silver Lake Partners, a private investment firm that focuses on technology-enabled and related growth industries. From May 1993 to December 2007, Mr. Giancarlo served in numerous senior executive roles at Cisco Systems, Inc., a provider of communications and networking products and services, ultimately as the executive vice president and chief development officer from May 2004 to December 2007. Mr. Giancarlo currently serves on the boards of directors of Arista Networks, Inc., a manufacturer of networking products, where he serves as a member of the compensation committee and the nominating and corporate governance committee, and Pure Storage. He previously served on the boards of directors of Accenture plc, Avaya, Inc., Imperva, Inc., ServiceNow, Inc., Netflix, Inc. and Tintri, Inc. Mr. Giancarlo holds a B.S. in electrical engineering from Brown University, an M.S. in electrical engineering from the University of California, Berkeley and an M.B.A. from Harvard Business School.

We believe Mr. Giancarlo is qualified to serve as a member of our board of directors based on his extensive business expertise, including his prior executive level leadership, and his experience on the boards of publicly traded technology companies.

2022 Proxy Statement	15

●	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Eileen Naughton Age | 65 Director Since | 2021
Eileen Naughton served as the Chief People Officer and Vice President of People Operations at Google, Inc. from September 2016 to January 2021. Prior to September 2016, Ms. Naughton served in a variety of senior roles at Google dating back to 2006, including as Vice President and Managing Director for Google UK & Ireland and Vice President of Global Sales. Prior to joining Google in 2006, Ms. Naughton held a number of executive positions at Time Warner, including president of TIME Magazine. Ms. Naughton currently serves on the board of directors of Ares Management Corporation, an alternative investment manager operating in the credit, private equity and real estate markets and previously served on the boards of directors of L’Oreal S.A. and The XO Group. Ms. Naughton holds a B.A. in international relations from the University of Pennsylvania, a Master of Arts from the Lauder Institute and a M.B.A. from the University of Pennsylvania.

We believe Ms. Naughton is qualified to serve on our board of directors because of her knowledge and experience in operations and management at multiple sophisticated companies and her experience as a director of various other companies.

Jagtar (Jay) Chaudhry Age | 64 Director Since | 2007
Jay Chaudhry is our co-founder and has served as our Chief Executive Officer and as Chairman of our board of directors since September 2007. Mr. Chaudhry holds an M.B.A. and an M.S. in electrical engineering and industrial engineering from the University of Cincinnati and a B. Tech in electronics engineering from the Indian Institute of Technology (Banaras Hindu University) Varanasi.

We believe Mr. Chaudhry is qualified to serve as a member of our board of directors because he is a security industry pioneer and an accomplished entrepreneur, having founded and built several companies, and based on the perspective, operational insight and expertise he has accumulated as our co-founder and our Chief Executive Officer.

16	2022 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	●

Amit Sinha, Ph.D. Age | 46 Director Since | 2017
Amit Sinha, Ph.D. has served as the chief executive officer and president, and as a board member of DigiCert, Inc., a global provider of digital trust solutions, since October 2022. Dr. Sinha served as our President from January 2022 until his resignation in October 2022. Previously, Dr. Sinha served as our President, Research and Development, Operations and Customer Service from July 2019 to January 2022. He also previously served as our Executive Vice President of Engineering and Cloud Operations from October 2013 to July 2019. Dr. Sinha was our Chief Technology Officer from December 2010 until January 2022 Dr. Sinha holds a Ph.D. and an M.S. in electrical engineering and computer science from the Massachusetts Institute of Technology, and a B. Tech in electrical engineering from the Indian Institute of Technology, Delhi.

We believe Dr. Sinha is qualified to serve as a member of our board of directors because he has more than 15 years of experience as an architect and technical manager in the networking and security industries and because of the operational insight and expertise he previously accumulated in his various leadership roles at Zscaler.
Diversity Board Matrix (as of November 1, 2022)

Total Number of Directors	8

Gender Identity	Male	Female	Non-Binary	Not Disclosed

Number of Directors based on Gender Identity	6	2	0	0
Number of Directors who identify in any categories below:

African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	2	—	—	—
Hispanic of Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Not Disclosed	—	—	—	—

2022 Proxy Statement	17

●	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Independence
Our common stock is listed on the Nasdaq Global Select Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of our initial public offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, our board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that (i) none of Mses. Blasing and Naughton and Messrs. Brown, Darling, Giancarlo and Schneider, representing six of our eight directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and (ii) that each of these directors is “independent” as that term is defined under the rules of Nasdaq. Mr. Chaudhry and Dr. Sinha are not independent under Nasdaq’s independence standards. Our board of directors also determined that Ms. Blasing (chair) and Messrs. Brown and Darling, who comprise our audit committee, and Messrs. Brown (chair) and Giancarlo and Mses. Blasing and Naughton, who comprise our compensation committee, satisfy the independence standards for committee members established by applicable SEC rules and the listing standards of Nasdaq.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors or executive officers.

18	2022 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	●
Board Leadership Structure
Mr. Chaudhry currently serves as our Chief Executive Officer and Chairman of the Board. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from Mr. Chaudhry’s leadership, Company-specific experience and years of experience as an executive in the network security industry. Serving on our board of directors and as Chief Executive Officer since our founding in 2007, Mr. Chaudhry is best positioned to identify strategic priorities, lead critical discussion and execute our strategy and business plans. Mr. Chaudhry possesses detailed in-depth knowledge of the issues, opportunities and challenges facing us. The board of directors believes that Mr. Chaudhry’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. The board of directors has not appointed a “lead independent director.” We believe that our board leadership structure is appropriate for our company, particularly where we have a majority of independent directors who are all actively involved in board meetings.
Executive Sessions of Independent Directors
In order to encourage and enhance communication among independent directors, and as required under the applicable rules of Nasdaq, our corporate governance guidelines provide that the independent directors of our board of directors will meet in executive sessions without management directors or Company management present on a periodic basis, but no less than twice a year.
Board Meetings and Committees
During the fiscal year ended July 31, 2022, our board of directors held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of our then current serving directors attended our last year's annual meeting of stockholders.
We have established an audit committee, a compensation committee and a nominating and corporate governance committee with the composition and responsibilities described below. We believe that the composition and the operation of these committees comply with the requirements of the Sarbanes-Oxley Act of 2002, the rules of Nasdaq and SEC rules and regulations.

2022 Proxy Statement	19

●	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Audit Committee

Members	Responsibilities

Ms. Blasing (Chair) Mr. Brown Mr. Darling

•selecting and hiring our registered public accounting firm;
•evaluating the performance and independence of our registered public accounting firm;
•approving the audit and pre-approving any non-audit services to be performed by our registered public accounting firm;
•reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
•overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;
•reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;
•risk assessment and management, including privacy and cybersecurity risk;
•reviewing and approving in advance any proposed related-person transactions; and
•preparing the audit committee report that the SEC will require in our annual proxy statement.

Our board of directors has determined that all members of our audit committee meet the requirements for independence and financial literacy of audit committee members under current Nasdaq listing standards and SEC rules and regulations. Our audit committee chairperson, Ms. Blasing, is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under Nasdaq listing standards.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. A copy of the charter of our audit committee is available on our website at http://ir.zscaler.com in the Governance section of our Investor Relations webpage. During the fiscal year ended July 31, 2022, our audit committee held five meetings.

20	2022 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	●
Compensation Committee

Members	Responsibilities

Mr. Brown (Chair) Ms. Blasing Mr. Giancarlo Ms. Naughton

•reviewing and approving our chief executive officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements and any other benefits, compensation or arrangements;
•administering our equity compensation plans;
•overseeing our overall compensation philosophy, compensation plans and benefits programs; and
•preparing the compensation committee report in our annual proxy statement.

Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the rules of Nasdaq and the SEC and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
Our compensation committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at http://ir.zscaler.com in the Governance section of our Investor Relations webpage. During the fiscal year ended July 31, 2022, our compensation committee held four meetings.
Nominating and Corporate Governance Committee

Members	Responsibilities

Mr. Giancarlo (Chair) Mr. Darling Mr. Schneider

•evaluating and making recommendations regarding the composition, organization and governance of our board of directors and its committees;
•evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;
•reviewing and making recommendations with regard to our Corporate Governance Guidelines and compliance with laws and regulations, including ESG issues and disclosures; and
•reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee.

Our board of directors has determined that all members of our nominating and corporate governance committee meet the requirements for independence under the rules of Nasdaq.
Our nominating and corporate governance committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at
http://ir.zscaler.com in the Governance section of our Investor Relations webpage. During the fiscal year ended July 31, 2022, our nominating and corporate governance committee held four meetings.

2022 Proxy Statement	21

●	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors.
Considerations in Evaluating Director Nominees
It is the policy of the nominating and corporate governance committee of our board of directors to consider recommendations for candidates to our board of directors from stockholders holding no less than one percent (1%) of the outstanding shares of the Company’s common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination.
The nominating and corporate governance committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to our board of directors:
•The nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources.
•In its evaluation of director candidates, including the members of our board of directors eligible for re-election, the nominating and corporate governance committee will consider factors such as:
◦business expertise;
◦diversity, including differences in professional background, gender, race, ethnicity, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors;
◦past attendance at meetings, and participation in and contributions to the activities of our board of directors; and
◦other factors that the nominating and corporate governance committee deems appropriate.
•The nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors:
◦the highest personal and professional ethics and integrity;
◦proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
◦skills that are complementary to those of the existing board of directors;
◦the ability to assist and support management and make significant contributions to the Company’s success; and
◦an understanding of the fiduciary responsibilities that is required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
If the nominating and corporate governance committee determines that an additional or replacement director is required, the nominating and corporate governance committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, our board directors or management.

22	2022 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	●
The nominating and corporate governance committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. The nominating and corporate governance committee has in the past and may in the future pay fees to third parties to assist in identifying or evaluating director candidates.
Stockholder Recommendations for Nominations to the Board of Directors
A stockholder that wants to recommend a candidate for election to our board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary, at Zscaler, Inc., 120 Holger Way, San Jose, California 95134. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.
A stockholder that instead desires to nominate a person directly for election to our board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s bylaws and the rules and regulations of the Securities and Exchange Commission. Section 2.4 of the Company’s bylaws requires that a stockholder who seeks to nominate a candidate for director must provide a written notice to the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or any successor thereto.
Communications with the Board of Directors
Our board of directors believes that management speaks for Zscaler, Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.
In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at Zscaler, Inc., 120 Holger Way, San Jose, California 95134. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Our board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board of directors or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.

2022 Proxy Statement	23

●	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.
This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s nominating and corporate governance committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.
Corporate Governance Guidelines and Code of Conduct
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Conduct that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Conduct is posted on our website at http://ir.zscaler.com in the Governance section of our Investor Relations webpage. We intend to post any amendments to our Code of Conduct, and any waivers of our Code of Conduct for directors and executive officers, on the same website.
Role of the Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process which risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management, including oversight of the performance of our internal audit function. In addition to oversight of the performance of our external and internal audit functions, our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions. Our audit committee responsibilities also include oversight of cybersecurity risk management, and, to that end, members of the audit committee meet frequently with management and company leadership responsible for cybersecurity risk management and receives periodic reports from management, as well as incremental reports as matters arise. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and oversees our ESG programs. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Director Compensation
Each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards under our outside director compensation policy. Our outside director compensation policy was crafted in consultation with Compensia, Inc. ("Compensia"), an independent compensation consulting firm engaged by our compensation committee. Compensia provided us with competitive data, analysis and recommendations regarding non-employee director compensation, which includes a mix of cash and equity-based compensation. After careful consideration of this information and the scope of the duties and responsibilities of our non-employee directors, our board of directors approved our outside director compensation policy. We believe this policy provides reasonable compensation to our non-employee directors that is commensurate with their contributions and appropriately aligned with our peers. We also reimburse our directors for expenses associated with attending meetings of our board of directors and board committees.

24	2022 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	●
For fiscal 2022, there were no changes in the director compensation policy, and non-employee directors were entitled to receive the following cash compensation for service in the following positions:

Position	Annual Retainer ($)

Board Member	30,000
Audit Committee Chair	20,000
Audit Committee Member	8,000
Compensation Committee Chair	12,000
Compensation Committee Member	5,000
Nominating and Corporate Governance Committee Chair	7,500
Nominating and Corporate Governance Committee Member	4,000
In addition, non-employee directors were eligible to receive the following equity awards for board service:
(1)Annual restricted stock unit ("RSU") grant with target value of $200,000 (automatically granted at the Annual Meeting). These RSU awards vest in four equal quarterly installments over a one-year period; and
(2) Initial RSU grant with a target value equal to two-and one-half times the value of the then effective annual RSU grant, pursuant to which one-third of the RSU awards will vest on the one-year anniversary of the effective date of appointment and the remaining RSU awards will vest in eight equal quarterly installments thereafter. Any director elected at the Annual Meeting for a given year will receive both the initial RSU grant and the annual RSU grant.
The number of RSU awards for each of the initial and annual RSU grant will be determined by dividing the annual equity value by the average closing price of Zscaler common stock on the Nasdaq Global Select Market for the 30 trading days ending on the date that is five days prior to the grant date, rounded up to the nearest share.
All cash payments to non-employee directors who served in the relevant capacity at any point during the immediately preceding prior fiscal quarter will be paid quarterly in arrears on a prorated basis. A non-employee director who served in the relevant capacity during only a portion of the prior fiscal quarter will receive a pro-rated payment of the quarterly payment of the applicable cash retainer.
Dr. Sinha, who resigned as an officer of the Company effective October 21, 2022, was eligible to receive compensation as a non-employee director commencing with the fiscal quarter beginning November 1, 2022.
DIRECTOR STOCK OWNERSHIP GUIDELINES
We believe that our directors should hold a significant amount of Company equity to link their long-term economic interests directly to those of our stockholders. Accordingly, effective January 1, 2022, we have established requirements that our directors own at minimum equity of the Company valued at four times their annual retainer for service on our board of directors (not including committee service). We believe that this multiple constitutes significant amounts for our directors and provides a substantial link between the interests of our directors and those of our stockholders. Compliance with these guidelines for non-employee directors is required within five years of becoming subject to them. For purposes of meeting the ownership requirements, unvested RSU

2022 Proxy Statement	25

●	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
awards are counted, but unearned performance awards and unexercised stock options are not. At the end of fiscal 2022, each of our non-employee directors exceeded or was on track to meet these guidelines based on their current rate of stock accumulations in the time frames set out in the guidelines.
The following table sets forth information regarding compensation earned by or paid to our non-employee directors during the fiscal year ended July 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Karen Blasing	55,000	162,120	217,120
Andrew Brown	50,000	162,120	212,120
Scott Darling	42,000	162,120	204,120
Charles Giancarlo	42,500	162,120	204,620
David Schneider	34,000	162,120	196,120
Eileen Naughton	27,500	739,060	761,560
(1)Amounts represent the grant date fair market value of RSU awards granted to serving directors following our 2021 annual meeting of stockholders, other than in the case of Ms. Naughton who also received her initial grant upon appointment to the Board in fiscal 2022.
The following table lists all outstanding equity awards held by our non-employee directors as of July 31, 2022.

Name	Aggregate Number of Stock Awards Outstanding as of July 31, 2022 (#)	Aggregate Number of Stock Options Outstanding as of July 31, 2022 (#)

Karen Blasing	309	108,334
Andrew Brown	309	48,333
Scott Darling	309	—
Charles Giancarlo	309	—
David Schneider	2,914	—
Eileen Naughton	2,394	—
For information about the compensation of directors who are also our employees, see “Executive Compensation.”

26	2022 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	●
Environmental, Social, and Governance (ESG) Program
We believe a thoughtful, robust and deliberate ESG program will drive sustained value creation for our stakeholders. Focused on transparency, our ESG program was launched in 2021 as a natural extension of our well-established company culture. This program includes a range of initiatives centered around sustainability, corporate responsibility, diversity, protection of customers and their data, and building trust through good corporate governance. From our inception, we have relied upon our cultural values to guide ethical business practices, in efforts to always do what is right for our customers and our business. We established a Code of Conduct, reflecting strong ethical principles, to communicate our expectations to employees. We strive to always comply with applicable laws and regulations, and to fully address all compliance requirements. And, because there is always room for growth, we continuously assess our operations to seek opportunities for improvement, all while evaluating and addressing risks as they arise.
As part of this ongoing process, our board maintains oversight over ESG matters through our nominating and corporate governance committee, while our executive management team manages and monitors such matters on a day-to-day basis throughout the year. Our nominating and corporate governance committee reviews our ESG program at least annually to ensure that the strategies, initiatives, and policies are effectively addressing our ESG priorities and driving long-term value for our stakeholders. In addition, our audit committee oversees privacy and cybersecurity risks.
Everyday our customers rely on us to provide secure and fast access to essential applications. They entrust us to safeguard their sensitive and critical information. For these reasons, forging partnerships built on trust, transparency, and accountability is central to our success. We are customer obsessed and understand that our success depends on our ability to deliver innovative solutions which anticipate the evolving needs of our customers. Similarly, we must continue to evolve our ESG and governance practices to support the commitment not only to our customers, but to our stakeholders and our community.
EMBEDDING ENVIRONMENTAL EFFICIENCY
Efficient Architecture
Zscaler’s cloud-based architecture provides a much needed, energy efficient alternative to legacy security solutions. Whereas legacy solutions require numerous appliances and servers to be deployed across the organization, we enable our customers to lower their environmental impact by providing a platform which is purpose-built for efficiency, speed, and scalability. By moving to the Zscaler Zero Trust Exchange Platform, customers improve their security and user experience all while reducing the need to purchase and run their own security appliances. This reduction in IT footprint enables customers to significantly reduce the energy needs associated with their security programs.
Data Centers
We stay close to our users to provide them with the best experience possible, which means building our cloud platform in data centers across the world in regions where our customers are located. The energy used to power our cloud platform is our largest source of greenhouse gas emissions which also made it the greatest immediate opportunity to reduce our environmental footprint. To act on this opportunity, we have updated our data center selection and renewal process to incorporate environmental sustainability criteria, including data center efficiency and use of renewable energy.
Climate Goals and Progress
Since 2021, we have procured high-quality renewable energy credits (RECs) from country-specific projects such as wind and solar farms to reach 100% renewable energy in our offices and global data centers. We have also measured our emissions in other areas, including those from scope 3 sources (business travel, procurement, customer and public cloud usage), and have offset

2022 Proxy Statement	27

●	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
those emissions through the purchase of verified carbon credits to reach carbon neutral status in 2022. We recognize that simply offsetting carbon emissions is not enough and further reductions are necessary, which is why we have now set a goal to reach net zero emissions by 2025.
ENABLING POSSIBILITY FOR PEOPLE
Our Culture
The Zscaler difference stems from a global team that is technically skilled, forward thinking, and aligned to our mission. We are a diverse group of visionaries who are passionate about creating a safer future. Guided by our values, we are invested in building our workplace culture, which allows our team to execute and contribute to our customers’ and our own success. We were recognized for these efforts by being named as a “Best Place to Work” by Glassdoor in 2022, for the second year in a row.
Talent Development
We support our growth by attracting and retaining a diverse and highly skilled workforce, and offer many resources for employees to develop and advance their careers. We invest in leadership, individual contributor training, and continuing education for our employees. By providing learning and advancement opportunities, we keep employees engaged, which is evidenced by consistently high results from our employee surveys.
Diversity and Inclusion
We are committed to attracting and supporting a diverse workforce that is representative of the customers and communities we serve. To support an inclusive workplace, we offer courses for diversity awareness and training on topics such as managing bias. In addition, we offer tailored training for leaders that emphasizes the role of diversity in building high-performing teams. Our employee resource groups provide spaces where underrepresented groups feel supported and are encouraged to advance their careers.
Community
We understand that Zscaler is a part of the communities where we operate. Our community efforts include organized volunteer activities and employee-driven community giving. We collect input from our employees to help choose the organizations that Zscaler supports and try to build new communities within our organization where people can support one another. In addition, we regularly bring together women technology leaders and customer experience thought leaders to share their experiences with the broader community and seek to connect and understand our customers’ challenges to better solve them.
SECURING TRUST
Governance, Risk and Accountability
Our corporate governance structure enables the executive team and our board to effectively guide our business while we continue to rapidly grow. Our internal audit team reviews our corporate practices annually to provide reasonable assurance that they are in line with best practices and to monitor compliance throughout our organization. Accountability for overseeing risk extends to the board level. Our nominating and corporate governance committee oversees our ESG program and our audit committee oversees privacy and cybersecurity risks. To establish trust and reflect our commitment to high ethical standards, we rely on an anonymous whistleblower hotline to support our Code of Conduct and empower our employees to provide suggestions and report concerns or instances of misconduct.

28	2022 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	●
Platform and Certifications
Our Zero Trust Exchange cloud is distributed over more than 150 data centers on six continents and processes over 250 billion requests per day from users across 185 countries. We work to ensure our platform and protocols meet the rigorous requirements of our customers around the globe. We are certified to numerous government and commercial standards and strive to provide secure, compliant services regardless of a user’s physical location.
Security Risk Management Approach
We constantly evaluate our performance and strengthen the security of our products to anticipate the evolving threat landscape. Zscaler’s Cyber Risk Management Group identifies and prioritizes protective measures across our products and enterprise. The group comprises key functional leaders across the company who share critical information and use data-driven strategies to manage cyber risks. Our in-house global threat research team, Zscaler ThreatLabz, has a mission to protect our customers from advanced cyberthreats. Armed with insights from over 300 trillion daily signals from the Zscaler Zero Trust Exchange, this team of more than 100 security experts collectively operates continuously to identify and prevent emerging threats. We are also committed to providing real-time status updates through our Trust Portal to inform customers of any potential issues with our services. Finally, all Zscaler employees complete annual information security training to protect our company’s assets.
User Privacy
Our customers’ data belongs to them. Keeping our customers’ data secure and private while providing smooth and continuous service is a top priority. Zscaler is committed to assisting our customers' efforts to comply with privacy laws and, with this goal in mind, we implement technical and organizational measures for customer data that passes through our Zero Trust Exchange. Customer data is isolated as part of our multi-tenant architecture, and regardless of where users are located, customers can choose to have logs stored in the United States or the European Union / Switzerland.

2022 Proxy Statement	29

ELECTION OF DIRECTORS
Our board of directors is currently composed of eight members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, three Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of the Company.
Nominees
Our board of directors has nominated Andrew Brown, Scott Darling and David Schneider for election as Class II directors at the Annual Meeting. If elected, each of Mr. Brown, Mr. Darling and Mr. Schneider will serve as Class II directors until the 2025 annual meeting of stockholders or until their successors are elected and qualified, or their earlier death, resignation or removal. All three nominees are currently directors of the Company. For information concerning the nominees, see “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Brown, Mr. Darling and Mr. Schneider. We expect that Mr. Brown, Mr. Darling and Mr. Schneider will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of Class II directors requires a plurality of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will have no effect on this proposal.

●
The Board of Directors recommends a vote “FOR” the election of each of the three directors nominated by our Board of Directors and named in this proxy statement as Class II Directors to serve for a three-year term.
●

30	2022 Proxy Statement

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PwC, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending July 31, 2023. PwC has served as our independent registered public accounting firm since May 2015.
At the Annual Meeting, stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending July 31, 2023. Stockholder ratification of the appointment of PwC is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending July 31, 2023 if our audit committee believes that such a change would be in the best interests of Zscaler and its stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of PwC is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by PwC for our fiscal years ended July 31, 2022 and 2021.

Fees	2022 ($)	2021 ($)

Audit Fees(1)	2,656,167	2,367,883
Audit-Related Fees(2)	2,376	2,895
Tax Fees	—	—
All Other Fees(3)	96,800	2,700
Total Fees Paid	2,755,343	2,373,478
(1)Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, statutory audit fees, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings.
(2)Audit-Related Fees consist primarily of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.”
(3)All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These services specifically relate to subscription fees paid for access to online accounting research software and regulatory applications and certifications, including Information System Security Management and Assessment Program, or ISMAP, certification.

2022 Proxy Statement	31

●	PROPOSAL TWO
Auditor Independence
In the fiscal year ended July 31, 2022, there were no other professional services provided by PwC that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to PwC for our fiscal years ended July 31, 2022 and 2021 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of PwC requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

●
The Board of Directors recommends a vote “FOR” the ratification of the appointment of PRICEWATERHOUSECOOPERS LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2023.
●
Audit Committee Report
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Zscaler, Inc. specifically incorporates it by reference in such filing.
The audit committee serves as the representative of our board of directors with respect to its oversight of:
•our accounting and financial reporting processes and the audit of our financial statements;
•the integrity of our financial statements;
•our compliance with legal and regulatory requirements;
•inquiring about significant risks, reviewing our policies for risk assessment and risk management, including privacy and cybersecurity risk, and assessing the steps management has taken to control these risks; and
•the independent registered public accounting firm’s appointment, qualifications and independence.
The audit committee also reviews the performance of our independent registered public accounting firm, PwC, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The audit committee is currently composed of three non-employee directors. Our board of directors has determined that each current member of the audit committee is independent, and that Ms. Blasing qualifies as an “audit committee financial expert” under the SEC rules.

32	2022 Proxy Statement

PROPOSAL TWO	●
The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our fiscal year ended July 31, 2022 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to our board of directors.
The audit committee has reviewed and discussed with Zscaler’s management and PwC the audited consolidated financial statements of Zscaler contained in Zscaler’s Annual Report on Form 10-K for fiscal year 2022. The audit committee has also discussed with PwC the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The audit committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the audit committee concerning independence, and has discussed with PwC its independence from Zscaler.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Zscaler’s Annual Report on Form 10-K for its fiscal year 2022 for filing with the SEC. The audit committee also has selected PwC as the independent registered public accounting firm for fiscal year 2023. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.
Respectfully submitted by the members of the audit committee of the board of directors:
Karen Blasing (Chair)
Andrew Brown
Scott Darling

2022 Proxy Statement	33

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act enables stockholders to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the SEC. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.
The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee or our board of directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our Named Executive Officer as disclosed in this Proxy Statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns. Our compensation committee will evaluate whether any actions are necessary to address those concerns.
We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “For” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in the Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”
Vote Required
The advisory vote on the compensation of our Named Executive Officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of the vote.

●
The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers.
●

34	2022 Proxy Statement

EXECUTIVE OFFICERS	●
Executive Officers
The following table sets forth certain information about our executive officers and their respective ages as of November 1, 2022. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position

Jay Chaudhry	64	Chief Executive Officer and Chairman of the Board
Remo Canessa	65	Chief Financial Officer
Dali Rajic	49	Chief Operating Officer
Robert Schlossman	54	Chief Legal Officer and Secretary
Amit Sinha, Ph.D.	46	Former President(1)
(1)Dr. Sinha resigned his position with the Company effective October 21, 2022. He remains a member of the Board of Directors.
For the biographies of Mr. Chaudhry and Dr. Sinha, see “Board of Directors and Corporate Governance—Continuing Directors.”
Remo E. Canessa has served as our chief financial officer since February 2017. Mr. Canessa is a certified public accountant (inactive), and he holds a B.A. in economics from the University of California, Berkeley and an M.B.A. from Santa Clara University. Mr. Canessa previously served on the board of directors of Aerohive Networks, Inc., a cloud-managed mobile networking platform provider, where he was chairman of the audit committee and a member of the compensation committee.
Dali Rajic has served as our chief operating officer since January 2022. Mr. Rajic previously served as our president, go-to-market and chief revenue officer from September 2019. Prior to joining us, he served as chief customer officer and as chief revenue officer from August 2016 to September 2019 at AppDynamics, Inc., an application performance management company and subsidiary of Cisco Systems, Inc. Mr. Rajic holds a B.S. in international marketing from California State Polytechnic University, Pomona and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.
Robert Schlossman has served as our chief legal officer and our secretary since February 2016. Mr. Schlossman holds a J.D. from the University of California, Berkeley School of Law, as well as an M.A. and B.A. in English from Stanford University.

2022 Proxy Statement	35

Executive Compensation
Compensation Discussion and Analysis
INTRODUCTION
This Compensation Discussion and Analysis provides information regarding the fiscal 2022 compensation program for our principal executive officer, our principal financial officer, and our three other executive officers at fiscal year-end who were our most highly-compensated executive officers (our “Named Executive Officers”). For fiscal 2022, our Named Executive Officers were:
•Jay Chaudhry, our Chief Executive Officer and Chairman of the Board (our “CEO”);
•Remo E. Canessa, our Chief Financial Officer;
•Dali Rajic, our Chief Operating Officer (our "COO");
•Robert Schlossman, our Chief Legal Officer and Secretary (our "CLO"); and
•Amit Sinha, Ph.D., our Former President and Director;
EXECUTIVE TRANSITION
On October 6, 2022, Dr. Sinha informed us of his intention to resign as our President effective as of October 21, 2022. Dr. Sinha continues to serve as a member of the Board. Dr. Sinha did not receive any severance payments or benefits and forfeited all unvested equity awards in connection with his resignation.
EXECUTIVE SUMMARY
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2022. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the compensation committee of our board of directors (the “compensation committee”) arrived at the specific compensation decisions for our Named Executive Officers in fiscal 2022 and discusses the key factors that the compensation committee considered in determining their compensation.
Who We Are
We anticipate, secure, and simplify the experience of doing business, transforming today and tomorrow. We were incorporated in 2007, during the early stages of cloud adoption and mobility, based on a vision that the internet would become the new corporate network as the cloud would become the new data center. We predicted that with rapid cloud adoption and increasing workforce mobility, traditional perimeter security approaches would provide inadequate protection for users and data and an increasingly poor user experience. We pioneered a cloud platform, the Zscaler Zero Trust ExchangeTM, that represents a fundamental shift in the architectural design and approach to networking and security. Many of the largest enterprises and government agencies in the world rely on our solutions to help them accelerate their move to the cloud.
Focus on Growth
We believe that organizations are still in the early stages of embracing cloud-based business solutions and adopting the security and networking solutions, including our products, that are necessary to secure and manage cloud-based operations. To be successful in this emerging market, we believe that delivering growth and capturing market share are paramount. We want all our employees and executives, particularly our CEO and COO, who have the most influence over sales activities, to be highly focused on maximizing growth. To that end, we focus our compensation programs on aggressive growth targets that we believe will deliver long-term stockholder value in a highly competitive and emerging market. We have historically focused performance metrics for all of our incentive compensation programs on driving aggressive growth in each fiscal year. Since we strongly believe that establishing and meeting aggressive growth targets in both the short term and the long term is the best way to deliver sustained

36	2022 Proxy Statement

EXECUTIVE COMPENSATION	●
stockholder value in a highly competitive and emerging market, we are continuing to focus our performance metrics for executive cash bonuses on achieving growth in each fiscal year while, for our long-term incentive compensation, we are transitioning to performance metrics focused on multi-year growth targets.
Given our belief that growth and capturing market share are paramount to our success, we believe that recruiting and retaining talented executives is critical to delivering long-term stockholder value. The labor market remains extremely competitive for skilled executives, like ours, who have demonstrated the ability to dramatically scale a business, develop and sell new technology, disrupt legacy industries, produce strong financial results and deliver sustained value to stockholders. In order to retain our existing executives and recruit new leaders, the compensation committee believes that we must provide our executives with attractive compensation packages which provide a compelling incentive to join us and remain employed for an extended period of time.
Business Highlights
Our focus on growth in compensating and incentivizing our employees, including our executives, has succeeded in delivering both robust financial performance and also long-term value to our stockholders.
Fiscal 2022 Financial Performance
Fiscal 2022 was a strong year for us marked by significant achievement and growth across all of our key metrics. Fiscal 2022 highlights were as follows:
*Calculated billings is a non-GAAP financial measure that we believe is a key metric to measure our periodic performance. Calculated billings represents our total revenue plus the change in deferred revenue in a period. See Appendix A for the calculation of calculated billings.
†Free Cash Flow and Free Cash Flow Margins are non-GAAP financial measures that we believe are useful indicators of liquidity and provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. Free cash flow is calculated as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. See Appendix A for the calculation of free cash flow margins.

2022 Proxy Statement	37

●	EXECUTIVE COMPENSATION
Long-Term Financial Performance
During the three-year period ending July 31, 2022, we have achieved substantial growth across all of our key metrics:

●		●		●
	Revenue		Free Cash Flow*		Stock Price
	260%		688%		84%
	CAGR of 53%†		CAGR of 99%†		CAGR of 23%†
	Revenue Increased from $303 million for fiscal 2019 to $1.09 billion in fiscal 2022, an increase of 260%		Free cash flow increased from $29 million for fiscal 2019 to $231 million in fiscal 2022, an increase of 688%		The closing market price of our common stock on July 29, 2022, the last trading day of fiscal 2022 was $155.06 per share. Comparatively, the price on the last trading day of fiscal 2019 was $84.27 per share. This reflects an increase of 84%.
●		●		●
*Free Cash Flow and Free Cash Flow Margins are non-GAAP financial measures that we believe are useful indicators of liquidity and provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. Free cash flow is calculated as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. See Appendix A for the calculation of free cash flow margins.
† The compound annual growth rate (CAGR) is the mean annual growth rate over a specified time period. We believe it is useful to investors to use a three-year CAGR, here shown from fiscals 2019 to 2022, to reflect underlying growth trends.
Executive Compensation Highlights
During and for fiscal 2022, the compensation committee took the following key actions with respect to the compensation of our Named Executive Officers:
•Base Salaries – The compensation committee determined to increase the annual base salaries of our Named Executive Officers (other than our CEO and CLO) to bring their base salaries to levels that were comparable to those of similarly-situated executives in the competitive marketplace and to maintain the annual base salary of our CEO at its fiscal 2021 level of $23,660.
•Cash Bonuses – Based on our strong performance during fiscal 2022, the compensation committee made cash bonus payments to our Named Executive Officers under our Employee Incentive Compensation Plan, which, in the aggregate, represented approximately 116% of their target annual cash bonus award opportunities based on performance. As in prior fiscal years, our CEO declined to participate in our Employee Incentive Compensation Plan. The compensation committee selected revenue and calculated billings as the performance metrics to motivate our executives to achieve aggressive growth targets during the fiscal year. The metric thresholds were demanding with targeted growth over fiscal 2021 results of 65.6% in revenue and 53.5% in calculated billings required for 100% attainment. A portion of cash bonus awards is reserved for distribution in the discretion of our CEO (subject to final approval by the compensation committee) based on his evaluation of individual performance and our performance against various corporate metrics.
•Long-Term Incentive Compensation – In January 2022, the compensation committee approved long-term incentive compensation opportunities in the form of time-based restricted stock unit (“RSU”) and performance-based restricted stock unit (“PSU”) awards to our COO and to our former President in connection with promotions. The RSU awards are subject to time-based vesting over four years that requires continued service with us through each vesting date. The PSU awards provide that shares of our common stock may be earned based on our achievement of a multi-year annual recurring revenue (“ARR”) target which is intended to motivate these executives to drive long-term company performance and

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sustained stockholder value against pre-established financial or operational performance measures. There were no other long-term incentive compensation awards granted to our Named Executive Officers in fiscal 2022.
•Metrics for Legacy PSU Awards – The total direct compensation for our Named Executive Officers for fiscal 2022 includes the value of PSU awards granted in prior fiscal years. These “legacy” awards significantly increased in value between the grant approval dates and September 2021 when the compensation committee determined the metrics and related target levels for the PSU awards . The closing market price of our common stock was $37.04 per share with respect to the awards approved in fiscal 2019 for Mr. Chaudhry, $43.98 per share for the awards approved in October of fiscal 2020 for Mr. Rajic, and $76.52 per share for the awards approved for Messrs Canessa, Sinha, Rajic, and Schlossman in May of fiscal 2020. Due in large part to the performance of our Named Executive Officers, we produced strong growth and financial performance in each of fiscal 2019, fiscal 2020 and fiscal 2021, resulting in substantial stock price appreciation above the per share price on the respective award grant dates. The closing market price of our common stock was $276.71 per share in September 2021 when the performance metrics for these legacy PSU awards were established, and the respective value of the awards for fiscal 2022 compensation purposes was determined. At the time the compensation committee determined the metrics and related target levels for our performance-based executive compensation in September 2021, the compensation committee believed that establishing performance metrics that would drive aggressive growth in fiscal 2022 was paramount to gaining market share and delivering short-term and long-term stockholder value in a highly competitive and emerging market. As a result, the compensation committee selected revenue and calculated billings as the appropriate corporate performance metrics for the legacy PSU awards.
Pay-for-Performance
We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and, most importantly, retaining our Named Executive Officers with the goal of aligning their interests with those of our stockholders. To ensure this alignment and to motivate and reward individual initiative and effort, a substantial portion of our Named Executive Officers’ target annual compensation opportunity is both variable in nature and “at-risk.”
We emphasize variable compensation that appropriately rewards our Named Executive Officers through two separate compensation elements:
•First, we provide our Named Executive Officers (other than our CEO) the opportunity to participate in our cash bonus plan which provides cash payments if they produce results that meet or exceed the financial, operational, and strategic objectives set by our compensation committee, as evaluated by our CEO and approved by the compensation committee.
•In addition, we grant RSU and PSU awards that will reward recipients over a multi-year period, with the PSU awards being earned only for achieving performance objectives established by the compensation committee. The RSU awards and, if earned, PSU awards comprise a majority of our Named Executive Officers’ target total direct compensation opportunities. The future value of these awards depends significantly on the value of our common stock, thereby incentivizing them to build sustainable long-term value for the benefit of our stockholders.
These variable pay elements ensure that, each year, a substantial portion of our Named Executive Officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent.

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The following summarizes our executive compensation and related policies and practices:

What We Do

Maintain an Independent Compensation Committee The compensation committee consists solely of independent directors who establish our compensation policies and practices.

Retain an Independent Compensation Advisor
The compensation committee has engaged its own compensation consultant to provide information, analysis, and other advice on executive compensation independent of management. This consultant performed no other consulting or other services for us in fiscal 2022.

Annual Executive Compensation Review
The compensation committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

At-Risk Compensation
Our executive compensation program is designed so that a significant portion of our Named Executive Officers’ compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our Named Executive Officers and stockholders.

Use Pay-for-Performance Philosophy
Most of our Named Executive Officers’ compensation is directly linked to corporate performance; we also structure their target total direct compensation opportunities with a significant long-term equity component, thereby making a substantial portion of each Named Executive Officer’s target total direct compensation dependent upon the long-term growth of our stock price.

Nominal Base Salary and Zero Bonus Potential for Our CEO Our CEO receives only a nominal base salary and is not eligible for a cash bonus.

Succession Planning We review the risks associated with our key executive officer positions to ensure adequate succession plans are in place.

What We Don't Do

No Executive Retirement Plans
We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement plan on the same basis as our other employees.

Limited Perquisites Perquisites or other personal benefits are not a material part of our compensation program for our Named Executive Officers.

No Excise Tax Payments on Future Post-Employment Compensation Arrangements
We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

No Special Health or Welfare Benefits
We do not provide our Named Executive Officers with any health or welfare benefit programs, other than participation in our broad-based employee programs on the same basis as our other full-time, salaried employees.

No Hedging or Pledging of Our Equity Securities
We prohibit our employees, including our Named Executive Officers and the members of our board of directors, from hedging or pledging our equity securities.

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Stockholder Advisory Vote on Named Executive Officer Compensation
At our 2021 Annual Meeting of Stockholders, we conducted our non-binding stockholder advisory vote on the compensation of our Named Executive Officers (commonly known as a “Say-on-Pay” vote). Approximately 77.4% of the votes cast were cast “FOR” the approval of our Named Executive Officer compensation for fiscal 2021. After considering this result and feedback from our stockholders, the compensation committee decided to retain the majority of our overall approach to executive compensation but elected to transition to multi-year long-term ARR financial targets in connection with the PSU awards granted to our Named Executive Officers with these targets to be determined at the time the PSU award is granted.
We value the opinions of our stockholders. Our board of directors and the compensation committee will continue to monitor stockholder opinions, including the outcome of future advisory votes on the compensation of our Named Executive Officers, as well as feedback received throughout the year, when making compensation decisions for our executives.
COMPENSATION-SETTING PROCESS
Role of Compensation Committee
The compensation committee discharges the responsibilities of our board of directors relating to the compensation of our Named Executive Officers and the non-employee members of our board of directors. The compensation committee has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our CEO and other Named Executive Officers.
In carrying out its responsibilities, the compensation committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and reviews the performance of our Named Executive Officers when making decisions with respect to their compensation.
The compensation committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available at http://ir.zscaler.com.
The compensation committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program.
Setting Target Total Compensation
The compensation committee reviews the base salary levels, annual cash bonus award opportunities, and long-term incentive compensation opportunities of our Named Executive Officers and all related performance criteria at the beginning of each year, or more frequently as warranted. Adjustments to cash compensation are generally effective at the beginning of the fiscal year.
The compensation committee does not establish a specific target for formulating the target total direct compensation opportunities of our Named Executive Officers. In making decisions about the compensation of our Named Executive Officers, the members of the compensation committee rely primarily on their general experience and subjective considerations of various factors, including the following:
•our executive compensation program objectives;
•our performance against the financial, operational, and strategic objectives established by the compensation committee and our board of directors;
•each individual Named Executive Officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly-situated executives at the companies in our compensation peer group and/or Compensia’s proprietary compensation database;

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•the scope of each Named Executive Officer’s role and responsibilities compared to other similarly-situated executives at the companies in our compensation peer group and/or Compensia’s proprietary compensation database;
•the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;
•the potential of each individual Named Executive Officer to contribute to our long-term financial, operational, and strategic objectives;
•our CEO’s compensation relative to that of our Named Executive Officers, and compensation parity among our Named Executive Officers;
•our financial performance relative to our compensation and performance peers;
•the compensation practices of our compensation peer group and/or the companies in Compensia’s proprietary compensation database and the positioning of each Named Executive Officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and
•the recommendations of our CEO with respect to the compensation of our Named Executive Officers (except with respect to his own compensation).
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The compensation committee does not weight these factors in any predetermined manner, nor does it apply any formulas in developing its compensation recommendations. The members of the compensation committee consider all of this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each Named Executive Officer, and business judgment in making their decisions.
Role of Management
In discharging its responsibilities, the compensation committee works with members of our management, including our CEO. Our management assists the compensation committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The compensation committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our Named Executive Officers (except with respect to his own compensation) based on his evaluation of their performance for the prior year.
At the beginning of each year, our CEO reviews the performance of our other Named Executive Officers based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year and then shares these evaluations with, and makes recommendations to, the compensation committee for each element of compensation as described above.
The compensation committee reviews and discusses our CEO’s proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our Named Executive Officers, including our CEO. Our CEO also attends meetings of our board of directors and the compensation committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

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Role of Compensation Consultant
The compensation committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The compensation consultant reports directly to the compensation committee and its chair and serves at the discretion of the compensation committee, which reviews the engagement annually.
In fiscal 2022, the compensation committee engaged Compensia to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our Named Executive Officers and with the data analysis and selection of the compensation peer group.
During fiscal 2022, Compensia attended the meetings of the compensation committee (both with and without management present) as requested and provided the following services:
•consultation with the compensation committee chair and other members between compensation committee meetings;
•review, research, and updating of our compensation peer group;
•an analysis of competitive market data based on the compensation peer group and Compensia's proprietary compensation database for our Named Executive Officers’ positions and an evaluation of how the compensation we pay our Named Executive Officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;
•review and analysis of the base salary levels, target annual cash bonus opportunities, and long-term incentive compensation opportunities of our Named Executive Officers;
•review and analysis of the metrics used by the companies in our compensation peer group in their short-term incentive compensation plans;
•assessment of executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;
•review and analysis of director compensation levels; and
•support on other ad hoc matters throughout the year.
The terms of Compensia’s engagement includes reporting directly to the compensation committee chair. Compensia also coordinated with management for data collection and job matching for our Named Executive Officers. In fiscal 2022, Compensia did not provide any other services to us.
The compensation committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services, and the fees associated with the services provided during fiscal 2022. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules, and such other factors as were deemed relevant under the circumstances, the compensation committee has determined that no conflict of interest was raised as a result of the work performed by Compensia and that Compensia is independent.
Competitive Positioning
For purposes of assessing our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization, and industry focus. The competitive data

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drawn from this compensation peer group is only one of several factors that the compensation committee considers in making its decisions with respect to the compensation of our Named Executive Officers.
The compensation peer group for fiscal 2022 was originally established in March 2021 and revised in February 2022 and was comprised of publicly-traded technology companies against which we compete for executive talent, as well as, in some instances, business opportunities. In evaluating the companies comprising the compensation peer group, Compensia considered the following criteria in March 2021:
◦publicly-traded companies headquartered in the United States and traded on a major United States stock exchange with a preference for California-based companies;
◦companies in the application software and systems software industries;
◦similar revenues – within a range of ~0.5x to ~2.0x our then-current trailing four quarters revenue of approximately $480 million (approximately $240 million to approximately $960 million); and
◦similar market capitalization – within a range of ~0.33x to 3.0x our then-current 30-day average market capitalization of approximately $27.2 billion (approximately $9.0 billion to approximately $81.6 billion).
Based on a review of the analysis prepared by Compensia, the compensation committee approved a compensation peer group in March 2021 for the remainder of fiscal 2021 and the beginning of fiscal 2022 consisting of the following companies:

Anaplan	Datadog	MongoDB	The Trade Desk
Avalara	DocuSign	Okta	Zendesk
Cloudflare	Elastic N.V.	Paycom Software
Coupa Software	Fastly	Paylocity Holding
CrowdStrike Holdings	Five9	RingCentral
This compensation peer group was used by the compensation committee through February 2022 as a reference for understanding the competitive market for executive positions in our industry.
In February 2022, the compensation committee, with the assistance of Compensia, reviewed and updated our compensation peer group to reflect changes in our market capitalization and to recognize our evolving business focus. In evaluating the companies comprising the compensation peer group at that time, Compensia considered the following criteria:
•publicly-traded companies headquartered in the United States and traded on a major United States stock exchange with a preference for California-based companies;
•companies in the application software and systems software industries;
•similar revenues – within a range of ~0.5x to ~2.0x our then-current trailing four quarters revenue of approximately $761 million (approximately $380 million to approximately $1.5 billion); and
•similar market capitalization – within a range of ~0.33x to 3.0x our then-current 30-day average market capitalization of approximately $37.2 billion (approximately $12.4 billion to approximately $111.7 billion).

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Based on a review of the analysis prepared by Compensia, the compensation committee approved a revised compensation peer group in February 2022 for the remainder of fiscal 2022 consisting of the following companies:

ANSYS	Datadog	Okta	The Trade Desk
Arista Networks	DocuSign	Palantir Technologies	Twilio
Bill.com Holdings	Dynatrace	Paycom Software	Unity Software
Cloudflare	HubSpot	RingCentral	Veeva Systems
CrowdStrike Holdings	MongoDB	Snowflake	Zoominfo Technologies
The compensation committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
COMPENSATION ELEMENTS
In fiscal 2022, the principal elements of our executive compensation program, and the purposes for each element, were as follows:

Element	Type of Element	Compensation Element	Objective

Base Salary	Fixed	Cash	Designed to attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market
Annual Cash Bonuses	Variable	Cash	Designed to provide financial incentives to motivate our executives to achieve semi-annual (and, in the case of Mr. Rajic, quarterly) financial objectives
Long Term Incentive Compensation	Variable	Equity awards in the form of PSU awards and RSU awards that may be settled for shares of our common stock	Designed to align the interests of our executives and our stockholders by motivating them to create sustained long-term stockholder value
Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each Named Executive Officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salaries of our executives through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executives. Thereafter, the compensation committee reviews the base salaries of our Named Executive Officers each year as part of its annual compensation review, with input from our CEO (except with respect to his own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.
In September 2021, the compensation committee reviewed the base salaries of our Named Executive Officers, taking into consideration a competitive market analysis performed by its compensation consultant and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process – Setting

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Target Total Direct Compensation” above. Following this review, the compensation committee determined to maintain the base salary of our CEO and Mr. Schlossman at their fiscal 2021 levels and to increase the base salaries of our other Named Executive Officers to levels that were comparable to those of similarly-situated executives in the competitive marketplace. The compensation committee determined Mr. Schlossman’s then current base salary to be at a level comparable to those of similarly-situated executives and that Mr. Chaudhry would continue to receive a nominal base salary. The base salary adjustments were effective August 1, 2021.
The base salaries of our Named Executive Officers for fiscal 2022 were as follows:

Named Executive Officer	Fiscal 2021 Base Salary ($)	Fiscal 2022 Base Salary ($)	Percentage Adjustment

Mr. Chaudhry	23,660	23,660	0%
Mr. Canessa	375,000	400,000	6.7%
Mr. Rajic	400,000	415,000	3.8%
Dr. Sinha	375,000	400,000	6.7%
Mr. Schlossman	325,000	325,000	0%
The base salaries actually paid to our Named Executive Officers during fiscal 2022 are set forth in the “Fiscal 2022 Summary Compensation Table” below.
Annual Cash Bonuses
We use our Employee Incentive Compensation Plan, a cash bonus plan, to motivate employees selected by the compensation committee, including our Named Executive Officers (except for our CEO), to achieve our annual business goals. Pursuant to the Employee Incentive Compensation Plan, our compensation committee, in its sole discretion, establishes a target award for each executive and a bonus pool for our executives as a group, with actual awards payable from the bonus pool, with respect to the applicable performance period. For fiscal 2022, the Employee Incentive Compensation Plan included semi-annual performance periods with semi-annual award payouts after the end of the first six-month period (the period from August 1, 2021 through January 31, 2022), and, then again, after the end of the fiscal year (the period from February 1, 2022 through July 31, 2022). Pursuant to the terms of his Employment Offer Letter, Mr. Rajic was eligible to receive quarterly award payouts under the Employee Incentive Compensation Plan.
The compensation committee administered the Employee Incentive Compensation Plan. As the administrator of the plan, the compensation committee may, in its sole discretion and at any time, increase, reduce, or eliminate a participant’s actual award, and/or increase, reduce, or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target annual cash bonus award, in the discretion of the administrator. Further, the administrator may determine the amount of any increase, reduction, or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Actual awards under the Employee Incentive Compensation Plan are to be paid in cash (or its equivalent) in a single lump sum only after they are earned, which requires continued employment through the date the actual award is paid. The compensation committee reserved the right to settle an actual award with a grant of an equity award under our then-current equity compensation plan, which equity award may have such terms and conditions, as the compensation committee determines. Payment of awards is

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to occur as soon as administratively practicable after they are earned, but no later than the dates set forth in the Employee Incentive Compensation Plan.
Our board of directors and the compensation committee have the authority to amend, alter, suspend, or terminate the plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.
Fiscal 2022 Target Annual Cash Bonus Award Opportunities
For purposes of the Employee Incentive Compensation Plan, cash bonus awards were based upon target annual cash bonus award opportunities as determined by the compensation committee. In September 2021, the compensation committee reviewed the target annual cash bonus award opportunities of our Named Executive Officers. Following this review and after taking into consideration the factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above, the compensation committee determined to adjust the target annual cash bonus opportunities for each of our eligible Named Executive Officers to set their total target annual cash opportunity for fiscal 2022 at a level that was comparable to those of similarly-situated executives in the competitive marketplace. As in prior fiscal years, our CEO declined to participate in the Employee Incentive Compensation Plan.
The target annual cash bonus award opportunities of our Named Executive Officers for fiscal 2022 were as follows:

Named Executive Officer	Fiscal 2021 Target Annual Cash Bonus Award Opportunity ($)	Fiscal 2022 Target Annual Cash Bonus Award Opportunity ($)	Percentage Adjustment

Mr. Chaudhry	—	—	—
Mr. Canessa	250,000	300,000	20%
Mr. Rajic	400,000	415,000	3.8%
Dr. Sinha	250,000	300,000	20%
Mr. Schlossman	165,000	225,000	36.4%
Potential annual cash bonus awards for our Named Executive Officers under the Employee Incentive Compensation Plan could range from zero to 150% of their target annual cash bonus award opportunity.
Incentive Plan Performance Metrics
Under the Employee Incentive Compensation Plan, the compensation committee determined the performance metrics and related target levels for the fiscal 2022 annual cash bonus awards. In September 2021, the compensation committee determined that, in the case of our CEO’s executive staff, which included our other Named Executive Officers (the “Senior Executives”), 50% of the bonus pool to be used to make cash bonus awards would be reserved for distribution in the discretion of our CEO (subject to final approval by the compensation committee) based on his evaluation of each Senior Executive’s individual performance and our performance against various corporate metrics. The remaining 50% of the bonus pool to be used to make cash bonus awards would be distributed based on two equally weighted corporate performance metrics: revenue and calculated billings.
The compensation committee selected revenue and calculated billings as the appropriate corporate performance metrics for the Senior Executives because, in its view, these metrics were key indicators of our periodic performance and our progress in executing on our business strategy of focusing on growth and gaining market share.

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For purposes of the Senior Executives’ cash bonus awards:
•“revenue” represented total revenue calculated in accordance with generally accepted accounting principles, or GAAP, as reported in our audited financial statements; and
•“calculated billings” represented our total revenue plus the change in deferred revenue in a given fiscal period. Calculated billings in any particular fiscal period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers.
As reflected in our annual operating plan presented to and approved by our board of directors, the target levels established for revenue and calculated billings for the full year of fiscal 2022 by the compensation committee were as follows:

Performance Metric	Full Year Fiscal 2022 ($)

Revenue	1,114,379
Calculated Billings	1,434,027
For fiscal 2022, the revenue and calculated billing targets for the Employee Incentive Compensation Plan were significantly greater than the amount achieved in the comparable period for the prior fiscal year and represented a very aggressive target for fiscal 2022.
In addition, the compensation committee determined that our Senior Executives were eligible to earn cash bonus awards to the extent that we achieved the minimum thresholds for revenue and calculated billings for each performance period in fiscal 2022 as set forth in the following schedule:

Metric Achievement	Payment	Bonus Attainment

Less than 80%	0%	No payout below 80% achievement
80% - 90%	0% to 70% linear	80% attainment pays 0% and 90% pays 70%
90% - 95%	70% to 90% linear	90% attainment pays 70% and 95% pays 90%
95% - 100%	90% to 100% linear	95% attainment pays 90% and 100% pays 100%
100% - 105%	100% to 125% linear	100% attainment pays 100% and 105% pays 125%
105% - 110%	125% to 150% linear	105% attainment pays 125% and 110% pays 150%
>110%	TBD	Payout over 150%, determined in the discretion of the board of directors
The compensation committee also determined that the 50% of the bonus pool reserved for distributions in the discretion of our CEO was to be funded based on achievement of the revenue and calculated billings targets. If the average level of achievement for the applicable performance period for revenue and calculated billings was less than 90%, the discretionary bonus pool would not be funded. If the average level of achievement was equal to or greater than 90% but less than 100%, the discretionary pool would be funded at 100%. If the average level of achievement was equal to or greater than 100%, the discretionary pool would be funded at 150%.

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Cash Bonus Payments (Other than Mr. Rajic)
As previously described, our Senior Executives (other than Mr. Rajic) were eligible for cash bonus awards only in an amount, if any, determined by the extent that we met or exceeded the applicable minimum threshold for revenue and calculated billings for each half of fiscal 2022. In February 2022, the compensation committee determined that we had achieved 99.7% of our revenue target and 104.5% of our calculated billing target for the first half of fiscal 2022, resulting in cash payments equal to 99.4% and 122.5%, respectively, of target bonus levels. In addition, because the average level of achievement for these metrics for the first half of fiscal 2022 was greater than 100%, the discretionary portion of the bonus pool reserved for our CEO was funded at 150%. Our CEO determined (with compensation committee approval) that, based on our achievement against our aggressive target performance levels for the two corporate performance metrics, including significantly exceeding our calculated billings target, and factoring in our performance with respect to other key metrics that we use internally to monitor our financial progress against our annual operating plan, it was appropriate to award 150% of the discretionary bonus pool to each of our Senior Executives.
As a result, the cash bonus payments to our eligible Named Executive Officers (other than Mr. Rajic) for the first half of the year were equal to 130.5% of their target semi-annual cash bonus award opportunities for that period as follows:

Named Executive Officer	First Half Target Bonus Opportunity ($)	First Half Bonus Payment ($)

Mr. Canessa	150,000	195,713
Mr. Sinha	150,000	195,713
Mr. Schlossman	112,500	146,784
In September 2022, the compensation committee determined that we had achieved 93.0% of our revenue target and 112.0% of our calculated billing target for the second half of fiscal 2022, resulting in cash payments equal to 93.0% and 112.0%, respectively. In addition, because the average level of achievement for these metrics for second half of fiscal 2022 was greater than 90% and less than 100%, the discretionary portion of the bonus pool reserved for our CEO was funded at 100%. Our CEO determined (with compensation committee approval) that, because we had significantly exceeded our calculated billings target for the second half of the fiscal year, and factoring in our performance with respect to other key metrics that we use internally to monitor our financial progress against our annual operating plan, it was appropriate to award 100% of the discretionary bonus pool to each of our Senior Executives. As a result, the cash bonus payments to our eligible Named Executive Officers for the second half of the year were equal to 101.3% of their target annual cash bonus award opportunities for that period as follows:

Named Executive Officer	Second Half Target Bonus Opportunity ($)	Second Half Bonus Payment ($)

Mr. Canessa	150,000	151,875
Mr. Sinha	150,000	151,875
Mr. Schlossman	112,500	113,906

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Cash Bonus Payments for Mr. Rajic
As provided pursuant to his Employment Offer Letter, Mr. Rajic was eligible to participate in the Employee Incentive Compensation Plan on the same terms and conditions, described above for our other Senior Executives, subject to determination and receipt of his cash bonus payments on a quarterly, rather than a semi-annual, basis.
Based on our corporate performance and the exercise of our CEO’s discretion, the cash bonus payments to Mr. Rajic for fiscal 2022 were as follows:

Fiscal Period	Quarterly Target Bonus Opportunity ($)	Quarterly Bonus Payment ($)

First Fiscal Quarter	103,750	138,117
Second Fiscal Quarter	103,750	134,149
Third Fiscal Quarter	103,750	133,371
Fourth Fiscal Quarter	103,750	103,439
The total cash bonuses paid to our Named Executive Officers for fiscal 2022 are set forth in the “Fiscal 2022 Summary Compensation Table” below.
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our Named Executive Officers with those of our stockholders.
Currently, we use RSU awards and PSU awards to retain, motivate, and reward our Named Executive Officers for long-term increases in the value of our common stock and, thereby, to align their interests with those of our stockholders. Our PSU awards provide that our Named Executive Officers may earn shares of our common stock based on our achievement of pre-established target levels for one or more financial or operational performance measures as well as continued service. We also grant RSU awards with solely time-based vesting requirements to our Named Executive Officers. Because RSU awards have value to the recipient even in the absence of stock price appreciation, we are able to incentivize and retain our Named Executive Officers using fewer shares of our common stock than would be necessary if we used stock options to provide equity to our executive officers. In addition, because the value of these RSU and PSU awards increases with any increase in the value of the underlying shares, RSU and PSU awards also provide incentives to our Named Executive Officers that are aligned with the interests of our stockholders.
To date, the compensation committee has not applied a rigid formula in determining the size and form of the equity awards to be granted to our Named Executive Officers. Instead, in making these decisions, the compensation committee has exercised its judgment as to the amount and form of the awards. The compensation committee considers the retention value of the equity compensation held by the Named Executive Officer, the cash compensation received by the Named Executive Officer, a competitive market analysis performed by its compensation consultant, the recommendations of our CEO (except with respect to his own equity awards), the amount of equity compensation held by the Named Executive Officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives), and the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Based upon these factors,

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the compensation committee has determined the size of each award at levels it considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
Fiscal 2022 Time-Based Equity Awards
Because the compensation committee approved long-term incentive compensation opportunities in the form of time-based RSU awards to our Named Executive Officers (other than our CEO) in the third quarter of fiscal 2021 in amounts that it considered to be material, the compensation committee elected not to award additional RSU awards to our Named Executive Officers at the outset of fiscal 2022. In January 2022, in connection with Mr. Rajic's promotion to Chief Operating Officer and Dr. Sinha's promotion to President and after reviewing the outstanding equity awards held by each of these Named Executive Officers, including an analysis performed by Compensia, the compensation committee approved additional time-based RSU awards for Dr. Sinha and Mr. Rajic. The number of shares of our common stock subject to the RSU awards was determined by the compensation committee based on its consideration of the factors described above, and the RSU awards vest in 16 equal quarterly installments beginning June 15, 2022, subject to each recipient's continued service to the Company. The equity awards approved for grant to Dr. Sinha and Mr. Rajic in January 2022 were as follows:

Named Executive Officers	Restricted Stock Unit Award (Number of shares) (#)	Restricted Stock Unit Award (Target Value) ($)

Dr. Sinha(1)	38,250	10 million
Mr. Rajic	38,250	10 million
(1)Dr. Sinha forfeited his rights to this award in connection with his resignation from the Company in October 2022.

Fiscal 2022 PSU Awards
In connection with Mr. Rajic's and Dr. Sinha's promotions, the compensation committee also elected to award Mr. Rajic and Dr. Sinha PSU awards. After considering analysis performed by Compensia, feedback from our stockholders related to the bifurcation of performance metrics for cash and equity incentive program, and the compensation committee’s desire to establish long-term performance metrics, the compensation committee sets the performance metrics to be based on achievement of a long-term ARR metric with the earned share amount to be adjusted down or up within a range of 0% to 200% of the target share amount based on the date of achievement of the ARR metric at or prior to July 31, 2025. The earned shares, if any, would vest 100% on September 15, 2025, subject to the recipient's continued service with us through such date.
The following table sets forth the PSU awards (at target and maximum) granted to Mr. Rajic and Dr. Sinha in January 2022:

Named Executive Officers	Performance Stock Unit Award (Number of shares at target) (#)	Performance Stock Unit Award (Number of shares at maximum) (#)

Dr. Sinha(1)	38,250	76,500
Mr. Rajic	38,250	76,500
(1)Dr. Sinha forfeited his rights to this award in connection with his resignation from the Company in October 2022.

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Legacy PSU Awards - Fiscal 2022 Performance Period
In September 2021, the compensation committee approved the performance metrics for the Fiscal 2022 Legacy Awards. These awards were previously granted to our Named Executive Officers (other than our CEO) in May 2020 for the fiscal 2022 performance period. In addition, Messrs. Chaudhry (in fiscal 2019) and Rajic (in fiscal 2020), were previously granted multi-year PSU awards under separate four year arrangements for which performance metrics needed to be determined. The compensation committee determined that the Fiscal 2022 Legacy PSU Awards were to be earned for fiscal 2022 based on our level of attainment of two equally weighted performance metrics: revenue and calculated billings. The compensation committee selected revenue and calculated billings as the appropriate corporate performance metrics for the Fiscal 2022 Legacy PSU Award period because, in its view, these metrics were the key indicators of our progress in executing our business strategy of pursuing growth to capture significant market share. As set forth above, in January 2022, the compensation committee transitioned to multi-year ARR metrics.
For purposes of the Fiscal 2022 PSU Awards, “revenue” and “calculated billings” had the same meanings as under the Employee Incentive Compensation Plan for our senior executives. As reflected in our annual operating plan presented to and approved by our board of directors, the target levels established for revenue and calculated billings for the full year of fiscal 2022 by the compensation committee were as follows:

Performance Metric	Full Year Fiscal 2022 ($)

Revenue	1,114,379
Calculated Billings	1,434,027
For fiscal 2022, the revenue and calculated billing targets were significantly greater than the amount achieved in the comparable period for the prior fiscal year and represented a very aggressive target for fiscal 2022.
For the fiscal 2022 performance year, the total number of units that could be earned scaled from 0% to 150% of the target number of units, based on actual achievement of the fiscal 2022 performance metrics as follows:

Metric Achievement	Payment	PSU Award Attainment

Less than 80%	0%	No attainment below 80% achievement
80% - 90%	0% to 70% linear	80% attainment pays 0% and 90% pays 70%
90% - 95%	70% to 90% linear	90% attainment pays 70%, and 95% pays 90%
95% - 100%	90% to 100% linear	95% attainment pays 90% and 100% pays 100%
100% - 105%	100% to 125% linear	100% attainment pays 100%, and 105% pays 125%
105% - 110%	125% to 150% linear	105% attainment pays 125%, and 110% pays 150%
In September 2022, our revenue and calculated billings results for fiscal 2022 were presented to the compensation committee for review. After reviewing and analyzing these results, the compensation committee certified that, for the annual performance period ended July 31, 2022, our calculated billings were achieved at 103.3% of the target performance level and our revenue was

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achieved at 97.9% of the target performance level, resulting in 116.5% of the calculated billings attainment and 95.8% of the revenue attainment and corresponding to the following attainment:

Named Executive Officer	Performance Stock Unit Award (Target number of units)	Calculated Billings Performance Measure (Units Earned)	Revenue Performance Measure (Units Earned)	Performance Stock Unit Award (Total Units awarded)

Mr. Chaudhry (FY 2019 Award)	150,000	87,406	71,846	159,252
Mr. Canessa (FY 2022 Award)	38,685	22,542	18,529	41,071
Mr. Rajic (FY 2020 Award )	23,182	13,508	11,104	24,612
Mr. Rajic (FY 2022 Award)	67,698	39,448	32,425	71,873
Dr. Sinha (FY 2022 Award)	67,698	39,448	32,425	71,873
Mr. Schlossman (FY 2022 Award)	29,014	16,907	13,897	30,804
Each unit earned pursuant to a fiscal 2022 Legacy Award was to be settled for one share of our common stock. Following certification of our achievement against the applicable performance metrics, 100% of the units earned by Mr. Chaudhry for his fiscal 2019 Award and Mr. Rajic for his fiscal 2020 Award vested on September 15, 2022. For the fiscal 2022 PSU Awards, 25% of the units earned vested on September 15, 2022 and 6.25% will continue to vest quarterly until the awards are fully vested, subject to each recipient's continued service to the Company.
The equity awards granted to our Named Executive Officers in fiscal 2022 are set forth in the “Fiscal 2022 Summary Compensation Table” and the “Fiscal 2022 Grants of Plan-Based Awards Table” below.
Health and Welfare Benefits
Our Named Executive Officers are eligible to receive the same employee benefits that are generally available to all employees, subject to the satisfaction of certain eligibility requirements. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance and reimbursement for mobile phone coverage.
We maintain a tax-qualified retirement plan, or the 401(k) plan, that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the first day of the month following the date they meet the plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits as set under the Internal Revenue Code. All participants’ interests in their deferrals are 100% vested when contributed. We also make employer matching contributions to the 401(k) plan in an amount of up to $2,000 annually on a dollar for dollar basis.
The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the plan’s related trust intended to be tax-exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to our 401(k) Plan and earnings on those contributions are not taxable to our employees until distributed from the plan.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

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Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers, except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During fiscal 2022, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for any individual.
We have in the past and may in the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.
EMPLOYMENT ARRANGEMENTS
We entered into written employment agreement with our CEO and employment offer letters with our other Named Executive Officers in connection with their employment with us. We believe that these arrangements were necessary to induce these individuals to forego other employment opportunities or leave their then-current employer for the uncertainty of a demanding position in a new and unfamiliar organization.
In filling each of our executive positions, our board of directors or the compensation committee, as applicable, recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our board of directors and the compensation committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.
Each of these arrangements provides for “at will” employment (meaning that either we or the executive may terminate the employment relationship at any time without cause) and sets forth the initial compensation arrangements for the executive, including their base salary, target annual cash bonus award opportunity (expressed as fixed amount or as a percentage of his or her base salary), participation in our employee benefit programs, eligibility for future equity awards, and reimbursement for all reasonable and necessary business expenses.
In addition, in the case of our Named Executive Officers, their employment offer letters and other agreements provide that the executive will be eligible to receive certain severance payments and benefits in connection with certain terminations of employment. These post-employment compensation arrangements are discussed in “Post-Employment Compensation” below.
For detailed descriptions of the employment arrangements with our Named Executive Officers, see “Potential Payments upon Termination or Change in Control” below.
POST-EMPLOYMENT COMPENSATION
The employment offer letters and equity award agreements with our Named Executive Officers provide them with certain protection in the event of their termination of employment other than for “cause,” death, or “disability” (as such terms are defined in the employment offer letters). In addition, our Named Executive Officers are participants in our Change of Control and Severance Policy, or the Severance Policy, which provides for certain protections in the event of a termination of employment in connection with a change in control of the Company. We believe that these protections were necessary to induce these individuals to leave their former employment for the uncertainty of a demanding position in a new and unfamiliar organization and help from a retention standpoint and to retain their services on an ongoing basis. We also believe that these arrangements provided by the Severance Policy help maintain the continued focus and dedication of our Named Executive Officers to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the Company.

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These arrangements provide reasonable compensation to a Named Executive Officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by conditioning post-employment compensation and benefits on a departing Named Executive Officer signing a separation and release agreement acceptable to us.
Under the Severance Policy, all payments and benefits in the event of a change in control of the Company are payable only if there is a subsequent loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.
In the event of a change in control of the Company, to the extent Section 280G or 4999 of the Internal Revenue Code is applicable to a Named Executive Officer, such individual is entitled to receive either:
•payment of the full amounts specified in the policy to which he or she is entitled; or
•payment of such lesser amount that does not trigger the excise tax imposed by Section 4999, whichever results in him or her receiving a higher amount after taking into account all federal, state, and local income, excise and employment taxes.
We do not use excise tax payments (or “gross-ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our Named Executive Officers.
We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, are essential to attracting and retaining highly-qualified executive officers. The compensation committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our Named Executive Officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
For detailed descriptions of the post-employment compensation arrangements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments upon Termination or Change in Control” below.
EXECUTIVE STOCK OWNERSHIP GUIDELINES
We believe that our executives should hold a significant amount of Company equity to link their long-term economic interests directly to those of our stockholders. Accordingly, effective January 1, 2022, our board of directors adopted stock ownership guidelines for Named Executive Officers. Our chief executive officer is required to own shares of our common stock with a value equal to at least five times his or her annual base salary, and each other Named Executive Officer is required to own shares of our common stock with a value equal to at least three times his or her annual base salary.
We believe that this multiple constitutes significant amounts for our Named Executive Officers and provides a substantial link between the interests of our Named Executive Officers and those of our stockholders. Compliance with these guidelines for our Named Executive Officers is required within five years of becoming subject to them. For purposes of meeting the ownership requirements, unvested RSU awards are counted, but unearned performance awards and unexercised stock options are not. At the end of fiscal 2022, each of our Named Executive Officers exceeded these guidelines based on their current stock accumulation.
OTHER COMPENSATION POLICIES
Hedging and Pledging Prohibitions
Under our Insider Trading Policy, our employees (including officers) and members of our board of directors are prohibited from making short-sales and engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities

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with respect to our securities. This latter prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, under our Insider Trading Policy, our employees and members of our board of directors are prohibited from using our securities as collateral for a loan or holding our securities in a margin account.
TAX AND ACCOUNTING CONSIDERATIONS
The compensation committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a public company can deduct in any one year for certain specified executive officers. While our compensation committee considers tax deductibility as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Internal Revenue Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Internal Revenue Code. Although we do not maintain a traditional nonqualified deferred compensation plan for our executive officers, Section 409A of the Internal Revenue Code does apply to certain severance arrangements, bonus arrangements and equity awards, and we have structured all such arrangements and awards in a manner to either avoid or comply with the applicable requirements of Section 409A of the Internal Revenue Code.
Accounting for Stock-Based Compensation
The compensation committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
EMPLOYMENT OFFER LETTER WITH MR. CANESSA
Under Mr. Canessa’s employment offer letter, if we terminate Mr. Canessa’s employment with us other than for “cause,” death or “disability” outside of the period beginning on a “change of control” (as such terms are defined in the Severance Policy) and ending 12 months following the change of control, he will be entitled to receive (i) accelerated vesting as to the number of unvested shares subject to equity awards that otherwise would have vested during the six months following the date his employment with us terminates had he remained employed with us through such time; (2) extension of the period of time in which he has to exercise his

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vested options until the date that is 12 months following his termination date, subject to earlier termination on a change in control (or similar transaction) pursuant to the terms of the equity plan under which the options are granted; and (3) severance pay at a rate equal to 100% of his annual base salary, as then in effect, for a period of six months following the date of such termination, payable in accordance with our normal payroll practices.
To receive the severance benefits upon a qualifying termination, Mr. Canessa must sign and not revoke a release of claims within the time specified in his employment offer letter.
EMPLOYMENT OFFER LETTER WITH MR. RAJIC
Under Mr. Rajic's employment offer letter, if we terminate Mr. Rajic's employment with us other than for “cause” or he resigns for “good reason”, outside of the “change of control period" (as such terms are defined in the employment offer letter), he will be entitled to receive (i) severance pay at a rate equal to 100% of his annual base salary, as then in effect (less applicable withholding) for a period of six months following the date of such termination; and (ii) extension of the period of time in which he will have to exercise his vested options to purchase our common stock subject to the options until the date that is 12 months following his termination date, subject to earlier termination on a change in control (or similar transaction) pursuant to the terms of the equity plan under which the options were granted. Further, If Mr. Rajic is subject to a "qualifying termination" (as defined in the employment offer letter), he will be entitled to an extension of the period of time in which he will have to exercise his vested options to purchase our common stock subject to the Option until the date that is 12 months following his termination date, subject to earlier termination on a change in control (or similar transaction) pursuant to the terms of the equity plan under which the options were granted.
To receive the severance benefits upon a qualifying termination, Mr. Rajic must sign and not revoke a release of claims within the time specified in his employment offer letter
EMPLOYMENT OFFER LETTER WITH MR. SCHLOSSMAN
Under Mr. Schlossman’s employment offer letter, if we terminate Mr. Schlossman’s employment with us other than for “cause” or he resigns for “good reason”, without a “change of control” (as such terms are defined in the employment offer letter), he will be entitled to receive continuing severance pay at a rate equal to 100% of his annual base salary, as then in effect, for a period of three months from the date of such termination, to be paid periodically in accordance with our normal payroll practices.
To receive the severance benefits upon a qualifying termination, Mr. Schlossman must sign and not revoke a release of claims within the time specified in his employment offer letter.
Change of Control and Severance Policy
Our board of directors adopted a Change of Control and Severance Policy, or the Severance Policy. Each of our current executive officers is a participant in the Severance Policy. Under the Severance Policy, if we terminate a participant other than for “cause,” death or “disability” or the Named Executive Officer resigns for “good reason” during the period beginning on a “change of control” (as such terms are defined in the Severance Policy) and ending 12 months following the change of control (which we refer to as the change of control period), such Named Executive Officer will be eligible to receive the following severance benefits:
•100% of the then-unvested shares subject to his then-outstanding equity awards will become vested and exercisable, and in the case of equity awards with performance-based vesting, all performance goals and other vesting criteria will be deemed achieved at the specified percentage of target levels;
•a lump-sum payment equal to 100% of the greatest of (i) a participant's annual base salary as in effect immediately prior to his termination, (ii) if the termination is a resignation for good reason based on a material reduction in base salary, a

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participant's annual base salary as in effect immediately prior to such reduction, or (iii) a participant's annual base salary as in effect immediately prior to the change of control;
•a lump-sum payment equal to (i) 100% of a participant's target annual bonus award opportunity for the fiscal year in which the termination occurs plus (ii) a pro-rated portion of such target annual bonus award opportunity reduced by any bonus payments made during such fiscal year; and
•a lump-sum health benefit severance payment of $36,000.
To receive the severance benefits upon a qualifying termination, a Named Executive Officer must sign and not revoke a release of claims within the time specified in the Severance Policy. If we discover, after a Named Executive Officer receives severance payments or benefits, that grounds for terminating him for cause existed, such Named Executive Officer will not receive any further severance payments or benefits under the Severance Policy, and to the extent permitted by law, the Named Executive Officer will be required to repay to us any severance payments or benefits (or gain derived from such payments or benefits) he received under the Severance Policy.
Fiscal Year 2018 Equity Incentive Plan and 2007 Stock Plan
Our Fiscal Year 2018 Equity Incentive Plan (the “2018 Plan”) provides that in the event of a merger or change in control, as defined under our 2018 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards or participants similarly.
In the event that a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and all other terms and conditions met and such award will become fully exercisable, if applicable. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
In the event of a change in control, with respect to awards granted to an outside director his or her options and other equity awards, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and RSU awards will lapse and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met.
In addition, the agreements for certain performance-based awards granted to our Named Executive Officers hold that performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met, and be subject to continued time-based vesting as set forth in the individual award agreements in the event of a change in control.
Our 2007 Plan provides that, in the event of a merger or change in control, as defined under our 2007 Plan, each outstanding award may be assumed or substituted for an equivalent award. In the event that awards are not assumed or substituted for, then the vesting of outstanding awards will be accelerated, and stock options will become exercisable in full prior to such transaction. In addition, if an option is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant that such award will be fully vested and exercisable for a specified period prior to the transaction, and such award will terminate upon the expiration of such period for no consideration, unless otherwise determined by the administrator.

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Fiscal 2022 Summary Compensation Table
The following table presents information regarding the compensation awarded to, earned by and paid to each individual who served as one of our Named Executive Officers during fiscal 2022, fiscal 2021 and fiscal 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Jay Chaudhry Chief Executive Officer	2022	23,660	—	41,506,500(2)	—	—	—	41,530,160
	2021	23,660	—	19,975,500(3)	—	—	—	19,999,160
	2020	23,660	—	6,597,000(4)	—	—	—	6,620,660
Remo Canessa Chief Financial Officer	2022	400,000	—	10,704,526(2)	—	347,588	—	11,452,114
	2021	375,000	—	2,719,670(3)	—	347,117	—	3,441,786
	2020	350,000	—	7,397,664(4)	—	289,156	—	8,036,820
Amit Sinha. Ph.D. Former President	2022	400,000	—	38,739,759(2)	—	347,588	—	39,487,347
	2021	375,000	—	5,439,142(3)	—	347,117	—	6,161,259
	2020	350,000	—	9,936,247(4)	—	289,156	—	10,575,403
Dali Rajic Chief Operating Officer	2022	415,000	—	45,154,450(2)	—	509,076	—	46,078,526
	2021	400,000	—	8,526,289(3)	—	525,075	—	9,451,364
	2020	356,667	—	19,625,876(4)	3,414,630	368,308	—	23,765,481
Robert Schlossman Chief Legal Officer	2022	325,000	—	8,028,464(2)	—	260,690	—	8,614,154
	2021	325,000	—	2,175,736(3)	—	229,453	—	2,730,189
	2020	315,000	—	4,454,791(4)	—	173,494	—	4,943,285
(1)The amounts reported represent the grant date fair value of the stock awards granted to the Named Executive Officers during the respective fiscal years as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended July 31, 2022.
(2)The awards for fiscal 2022 are comprised of PSU awards, and for Dr. Sinha and Mr. Rajic (i) time-based RSU and (ii) PSU awards. The amounts shown in respect of the PSU awards represent the grant date fair value based on the probable outcome of the fiscal 2022 performance condition as of the grant date. The grant date fair value of the PSU awards for which metrics were determined in fiscal 2022 assuming achievement of the maximum level of performance are: Mr. Chaudhry, $62,259,750; Mr. Canessa, $13,380,658; Dr. Sinha $43,422,937; Mr. Rajic $53,044,974; and Mr. Schlossman $10,035,580. These amounts do not necessarily correspond to the actual value recognized by the Named Executive Officers. For example, PSU awards were earned at 106.2% of target for fiscal 2022.

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●	EXECUTIVE COMPENSATION
(3)The awards for fiscal 2021 are comprised of (i) time-based RSU and (ii) PSU awards. The amounts shown in respect of the PSU awards represent the grant date fair value based on the probable outcome of the fiscal 2021 performance condition as of the grant date. The grant date fair value of the PSU awards for which metrics were determined in fiscal 2021 assuming achievement of the maximum level of performance are: Mr. Chaudhry, $29,963,250; and Mr. Rajic $4,630,720. These amounts do not necessarily correspond to the actual value recognized by the Named Executive Officers. For example, PSU awards were earned at 129.25% of target for fiscal 2021.
(4)The awards for fiscal 2020 are comprised of (i) time-based RSU and (ii) PSU awards. The amounts shown in respect of the PSU awards represent the grant date fair value of the second tranche of the PSU award that was granted in October 2018 based upon the probable outcome of the fiscal 2020 performance conditions as of the grant date. The grant date fair value of the PSU awards for which metrics were determined in fiscal 2020 assuming achievement of the maximum level of performance are: Mr. Chaudhry, $9,895,500; Mr. Canessa, $1,855,428; Dr. Sinha $4,123,125; Mr. Rajic $1,529,317; and Mr. Schlossman $2,061,563. These amounts do not necessarily correspond to the actual value recognized by the Named Executive Officers.. For example, PSU awards were earned at 105.2% of target for fiscal 2020.
(5)The amounts reported represent the aggregate grant date fair value of the stock options granted to our Named Executive Officers, calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended July 31, 2022. These amounts do not necessarily correspond to the actual value recognized by the Named Executive Officers.

60	2022 Proxy Statement

EXECUTIVE COMPENSATION	●
Fiscal 2022 Grants of Plan-Based Awards Table
The following table sets forth certain information with respect to all plan-based awards granted to our Named Executive Officers during fiscal 2022.

		Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of shares of Stock or Units (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Options Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jay Chaudhry	09/01/2021	—	—	—	—	150,000	225,000	—	—	41,506,500
Remo Canessa	09/01/2021	—	300,000	450,000	—	—	—	—	—	—
	09/01/2021	—	—	—	—	38,685	48,356	—	—	10,704,526
Amit Sinha, Ph.D.	09/01/2021	—	300,000	450,000	—	—	—	—	—	—
	09/01/2021	—	—	—	—	67,698	84,623	—	—	18,732,714
	01/07/2022	—	—	—	—	38,250	76,500	—	—	10,003,523
	01/07/2022	—	—	—	—	—	—	38,250(4)	—	10,003,523
Dalibor Rajic	09/01/2021	—	415,000	622,500	—	—	—	—	—	—
	09/01/2021	—	—	—	—	23,182	34,773	—	—	6,414,691
	09/01/2021	—	—	—	—	67,698	84,623	—	—	18,732,714
	01/07/2022	—	—	—	—	38,250	76,500	—	—	10,003,523
	01/07/2022	—	—	—	—	—	—	38,250(4)	—	10,003,523
Robert Schlossman	09/01/2021	—	225,000	337,500	—	—	—	—	—	—
	09/01/2021	—	—	—	—	29,014	36,268	—	—	8,028,464

(1)These amounts reflect the fiscal 2022 target cash bonus award amounts for each of our Named Executive Officers under our Executive Incentive Compensation Plan. Mr. Chaudhry did not participate in the Executive Incentive Compensation Plan. There are no threshold bonus amounts under the Executive Incentive Compensation Plan. As set forth in the Fiscal 2022 Summary Compensation Table, bonuses were earned for fiscal 2022 at a combined 115.8% of target. As such, the amounts set forth do not represent actual compensation earned or earnable by the Named Executive Officers for fiscal 2022. For a description of the Executive Incentive Compensation Plan, see “Compensation Discussion and Analysis –Annual Cash Bonuses” above.
(2)These amounts reflect PSU awards for which performance metrics were established during fiscal 2022 under our 2018 Equity Incentive Plan. A portion of the PSU awards were eligible to be earned based on the achievement of fiscal 2022 revenue and calculated billing targets established by the compensation committee. Additional PSU awards granted to Dr. Sinha and Mr. Rajic are eligible to be earned based on achievement of long-term ARR targets. There were no threshold amounts for the fiscal 2022 performance period. The amounts set forth do not represent actual compensation earned or earnable by the Named Executive Officers for fiscal 2022. For a description of the fiscal 2022 PSU program, see “Compensation Discussion and Analysis –Long-Term Incentive Compensation” above.
(3)The amounts reported represent the aggregate grant date fair value of the stock awards granted to our Named Executive Officers in fiscal 2022, calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value are set forth in the notes to our consolidated financial statements included in our Annual Report. These amounts do not necessarily correspond to the actual value recognized by the Named Executive Officers.
(4)The RSU awards vest in (16) equal quarterly installments beginning June 15, 2022.

2022 Proxy Statement	61

●	EXECUTIVE COMPENSATION
Fiscal 2022 Outstanding Equity Awards at Fiscal Year End Table
The following table provides information regarding outstanding equity awards held by our Named Executive Officers as of July 31, 2022.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units or That Have Not Vested ($)

Jay Chaudhry	9/1/21	(2)	—	—	—	—	150,000	23,259,000	—	—
Remo Canessa	10/5/18	(5)	—	—	—	—	31,641	4,906,253	—	—
	10/31/19	(5)	—	—	—	—	16,642	2,580,509	—	—
	6/2/20	(5)	—	—	—	—	32,641	5,061,313	—	—
	4/13/21	(6)	—	—	—	—	13,830	2,144,480	—	—
	9/1/21	(3)	—	—	—	—	38,685	5,998,496	—	—
Amit Sinha, Ph.D.	10/5/18	(7)	—	—	—	—	54,689	8,480,076	—	—
	10/31/19	(5)	—	—	—	—	36,983	5,734,584	—	—
	6/2/20	(5)	—	—	—	—	38,081	5,904,840	—	—
	4/13/21	(6)	—	—	—	—	27,659	4,288,805	—	—
	9/1/21	(3)	—	—	—	—	67,698	10,497,252	—	—
	1/7/22	(10)	—	—	—	—	—	—	38,250	5,931,045
	1/7/22	(11)	—	—	—	—	35,860	5,560,452	—	—

62	2022 Proxy Statement

EXECUTIVE COMPENSATION	●

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units or That Have Not Vested ($)

Dalibor Rajic	9/12/19	(8)	74,276	43,750	49.59	9/12/2029	—	—	—	—
	10/31/19	(4)	—	—	—	—	—	—	23,182	3,594,601
	10/31/19	(9)	—	—	—	—	52,160	8,087,930	—	—
	6/2/20	(5)	—	—	—	—	38,081	5,904,840	—	—
	4/13/21	(6)	—	—	—	—	27,659	4,288,805	—	—
	9/1/21	(2)	—	—	—	—	23,182	3,594,601	—	—
	9/1/21	(3)	—	—	—	—	67,698	10,497,252	—	—
	1/7/22	(10)	—	—	—	—	—	—	38,250	5,931,045
	1/7/22	(11)	—	—	—	—	35,860	5,560,452	—	—
Robert Schlossman	10/5/18	(7)	—	—	—	—	27,345	4,240,116	—	—
	10/31/19	(5)	—	—	—	—	18,493	2,867,525	—	—
	6/2/20	(5)	—	—	—	—	16,321	2,530,734	—	—
	4/13/21	(6)	—	—	—	—	11,064	1,715,584	—	—
	9/1/21	(3)	—	—	—	—	29,014	4,498,911	—	—
(1)This column represents the market value of the shares underlying the RSU awards or PSU awards, as applicable, as of July 31, 2022, based on the closing price of our common stock, as reported on NASDAQ, of $155.06 per share on July 29, 2022.
(2)Upon achievement of specified performance metrics, earned PSU awards vest on September 15, 2022, or the first quarterly vesting date after achievement has been certified. Amounts reported reflect achievement at target. PSU awards were achieved at 106.2% of target in fiscal 2022.
(3)Upon achievement of specified performance metrics, earned PSU awards vest 25% on September 15, 2022 or the first quarterly vesting date after achievement has been certified and the remaining PSU awards earned vest in 12 equal quarterly installments thereafter. Amounts reported reflect achievement at target. PSU awards were achieved at 106.2% of target in fiscal 2022.
(4)Upon achievement of specified performance metrics, earned PSU awards vest on September 15, 2023, or the first quarterly vesting date after achievement has been certified. Because the performance metrics for this award had not been determined in fiscal 2022 (and hence, no grant date fair value could be determined), it was not included in the Fiscal 2022 Summary Compensation table or Fiscal 2022 Grants of Plan-Based Awards table above. Amounts reported are at 100% target level of achievement, with maximum achievement paying out at 150%.
(5)The remaining RSU awards vest in nine equal quarterly installments through September 15, 2024.
(6)The RSU awards vest as follows: (i) 10% of the RSU awards vest in four equal quarterly installments beginning on December 15, 2022, (ii) 40% of the RSU awards vest in eight equal installments beginning on December 15, 2023 and (iii) 50% of the RSU awards vest in eight equal installments beginning on December 15, 2025.
(7)The remaining RSU awards vest as follows: (i) 36% of the RSU awards vest in five equal quarterly installments through September 15, 2023 and (ii) 64% of RSU awards vest in nine equal quarterly installments through September 15, 2024.
(8)One-fourth of the shares subject to the option vested on September 10, 2020 and 1/48th of the shares vest monthly thereafter.
(9)The RSU awards will vest as follows: (i) 23,182 RSU awards vest on September 15, 2022 and (ii) 28,978 RSU awards vest in five equal quarterly installments through September 15, 2023.
(10)Upon achievement of specified performance metrics, earned PSU awards, if any, vest 100% on September 15, 2025.
(11)The remaining RSU awards vest in 15 equal quarterly installments through March 15, 2026.

2022 Proxy Statement	63

●	EXECUTIVE COMPENSATION
Fiscal 2022 Option Exercises and Stock Vested Table
The following table presents, for each of our Named Executive Officers, the shares of our common stock that were acquired upon the exercise of stock options and the related value realized upon exercise during fiscal 2022 and upon the vesting of stock awards and the related value realized upon vesting during fiscal 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Jay Chaudhry	—	—	193,875	53,013,180
Remo Canessa	—	—	35,968	8,322,566
Amit Sinha, Ph.D.	78,333	22,602,476	67,005	15,305,385
Dalibor Rajic	—	—	118,821	28,723,597
Robert Schlossman	32,000	8,689,840	31,098	7,195,618
(1)The value realized on exercise is pre-tax and represents the difference between the market price of our common stock on the date of exercise less the option exercise price paid for those shares, multiplied by the number of shares for which the option was exercised.
(2)The value realized on vesting is calculated as the number of vested shares multiplied by the closing market price of our common stock on the vesting date.
Potential Payments Upon Termination or Change in Control
The tables below quantify the potential payments to our Named Executive Officers under the terms of (i) the Severance Policy and individual agreements in the event of a qualifying termination of employment that is not in connection with a change in control of the Company and (ii) under the terms of the Severance Policy in the event of a qualifying termination of employment in connection with a change in control of the Company. The amounts shown assume that the change in control and/or termination of employment occurred on July 31, 2022, the last business day of fiscal 2022. The values reflected also assume that the payments and benefits to our Named Executive Officers are not reduced by virtue of the provision in the Severance Policy relating to Sections 280G and 4999 of the Internal Revenue Code.
Potential Payments Upon Termination Not in Connection with a Change in Control

		Value of Accelerated Equity Awards
Named Executive Officer	Salary Severance ($)	Restricted Stock Units ($)(1)	Options ($)(2)	Total ($)

Mr. Canessa	200,000	2,842,250	—	3,246,537
Mr. Rajic	207,500	—	—	207,500
Mr. Schlossman	81,250	—	—	81,250
(1)Reflects the aggregate market value of the unvested shares of our common stock underlying outstanding RSU awards. The aggregate market value is equal to the product obtained by multiplying (i) the number of unvested shares of our common stock subject to outstanding RSU awards and eligible for accelerated vesting as of July 31, 2022, by (ii) $155.06 per share (the closing market price of our common stock on Nasdaq on July 29, 2022, the last trading day in the fiscal year ended July 31, 2022).

64	2022 Proxy Statement

EXECUTIVE COMPENSATION	●
Potential Payments Upon Termination in Connection with a Change in Control

			Value of Accelerated Equity Awards
Named Executive Officer	Salary Severance ($)	Bonus Severance ($)	Restricted Stock Units ($)(1)	Options ($)(2)	Health Benefit Severance Payments ($)	Total ($)

Mr. Chaudhry	23,660	—	23,259,000	—	36,000	23,342,320
Mr. Canessa	400,000	404,287	20,691,051	—	36,000	40,704,086
Dr. Sinha	400,000	404,287	46,397,053	—	36,000	47,237,340
Mr. Rajic	415,000	424,363	47,459,524	6,783,875	36,000	55,118,762
Mr. Schlossman	325,000	303,216	15,852,869	—	36,000	16,517,085
(1)These amounts reflect the aggregate market value of the unvested shares of our common stock underlying outstanding RSU awards. The aggregate market value is equal to the product obtained by multiplying (i) the number of unvested shares of our common stock subject to outstanding RSU awards as of July 31, 2021, by (ii) $155.06 per share (the closing market price of our common stock on the Nasdaq Global Select Market on July 29, 2022, the last trading day in the fiscal year ended July 31, 2022). For performance-based restricted stock unit awards, the assumed number of unvested shares is equal to the target number of shares subject to such award.
(2)These amounts reflect the aggregate market value of the unvested shares of our common stock underlying outstanding options. The aggregate market value is equal to (i) the product obtained by multiplying (x) the number of unvested shares of our common stock subject to outstanding options as of July 31, 2021, by (y) $155.06 per share (the closing market price of our common stock on the Nasdaq Global Select Market on July 29, 2022), minus (ii) the aggregate exercise price for such unvested shares.

2022 Proxy Statement	65

●	EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table provides information as of July 31, 2022 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)

Equity compensation plans approved by security holders	—	—	—
2007 Stock Plan(1)	1,556,863	8.91	—
Fiscal Year 2018 Equity Incentive Plan(2)(3)	7,789,524	49.42	25,888,090
Fiscal Year 2018 Employee Stock Purchase Plan(4)	—	—	4,843,329
Equity compensation plans not approved by security holders	—	—	—
Total	9,346,387	11.82	30,731,419
(1)As a result of the adoption of the 2018 Plan, we no longer grant awards under the 2007 Plan; however, all outstanding options issued pursuant to the 2007 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2018 Plan.
(2)Our 2018 Plan provides that the number of shares available for issuance under the 2018 Plan will be increased on the first day of each fiscal year, in an amount equal to the least of (i) 12,700,000 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine.
(3)Includes (i) all remaining PSU awards granted in fiscal 2019 which consists of (x) fiscal 2022 PSU awards at the maximum payout (PSU awards were paid out for fiscal 2022 at 106.2% resulting in issuance of 10,685 shares above target) and (y) fiscal 2023 PSU awards at target (100%), as no metrics had been determined as of fiscal 2022 year-end, (ii) all remaining PSU awards granted in fiscal 2020 which consists of (x) fiscal 2022 PSU awards at the maximum payout (PSU awards were paid out for fiscal 2022 at 106.17% resulting in issuance of 18,086 shares above target and at 76.73% resulting in 18,380 below target) and (iii) fiscal 2023 and fiscal 2024 PSU awards at target (100%), as no metrics had been determined as of fiscal 2022 year end, all remaining PSU awards granted in fiscal 2021 which consists of fiscal 2023 and fiscal 2024 PSU awards at target (100%), as no metrics had been determined as of fiscal 2022 year-end, and (iv) all PSU awards granted in fiscal 2022 which consists of (x) fiscal 2025 PSU awards at the maximum payout (200%) and (y) fiscal 2023 PSU at target (100%), as no metrics had been determined as of fiscal 2022 year-end.
(4)Our Fiscal Year 2018 Employee Stock Purchase Plan (the "ESPP") provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year, in an amount equal to the least of (i) 2,200,000 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by the administrator of the ESPP.
Compensation Committee Report
The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this Proxy Statement.
Respectfully submitted by the members of the compensation committee of the board of directors:
Andrew Brown (Chair)
Karen Blasing
Charles Giancarlo
Eileen Naughton

66	2022 Proxy Statement

CEO Pay Ratio Disclosure
As required by SEC rules, we are providing the following information about the relationship between the annual total compensation of our Chief Executive Officer and President, Jay Chaudhry (our CEO), and the annual total compensation of our median employee (our “CEO pay ratio”).
For fiscal 2022, the median of the annual total compensation of all employees of our company (other than our CEO) was $188,657 and the annual total compensation of our CEO was $41,529,860. Accordingly, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 220 to 1. This ratio is higher than the corresponding pay ratio for fiscal 2021 because our CEO’s annual total compensation for fiscal 2022 was higher than in the previous fiscal year, as explained below. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
We selected July 31, 2022, the last day of our fiscal year, as the determination date for identifying our median employee. As of July 31, 2022, our employee population consisted of approximately 5,213 individuals (other than our CEO) working at our parent company and consolidated subsidiaries both within and outside the United States, which included all employees whether employed on a full-time, part-time, temporary or seasonal basis. We did not include any contractors or other non-employee workers in our employee population.
To identify our median employee, we used a consistently applied compensation measure consisting of the target base salary of our employees for the 12- month period from August 1, 2021 through July 31, 2022. We selected the foregoing compensation element because it represented our principal broad-based compensation element. Payments not made in U.S. dollars were converted to U.S. dollars using the applicable currency exchange rate in effect as of July 31, 2022. We did not make any cost-of-living adjustment.
Using this approach, we selected the individual at the median of our employee population, who was a full-time employee based in India. We then calculated annual total compensation for this individual using the same methodology we use for our Named Executive Officers as set forth in our Fiscal 2022 Summary Compensation Table.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our Fiscal 2022 Summary Compensation Table in this Proxy Statement. While his base salary remained unchanged at $23,660, our CEO’s annual total compensation for fiscal 2022 was significantly higher than his annual total compensation for fiscal 2021 because the value of the fiscal 2022 tranche of the PSU awards granted to him in fiscal 2019 increased considerably as a result of our increased stock price. For more information on his Fiscal 2022 PSU Award, see “Compensation Discussion and Analysis – Long-Term Incentive Compensation - Fiscal 2022 Performance Period PSU Awards".
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

2022 Proxy Statement	67

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 14, 2022 for:
•each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;
•each of our Named Executive Officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 144,211,307 shares of our common stock outstanding as of November 14, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of November 14, 2022, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Zscaler, Inc., 120 Holger Way, San Jose, California 95134.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

5% Stockholders:
Ajay Mangal, as trustee(1)	29,449,532	20.4%
The Vanguard Group(2)	7,543,542	5.2%
Named Executive Officers and Directors:
Jay Chaudhry(3)	26,901,545	18.7%
Remo Canessa(4)	188,434	*
Dali Rajic(5)	209,162	*
Robert Schlossman(6)	53,049	*
Karen Blasing(7)	136,339	*
Andrew Brown(8)	66,583	*
Scott Darling(9)	73,048	*
Charles Giancarlo(10)	368,881	*

68	2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	●

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Eileen Naughton(11)	1,485	*
David Schneider(12)	19,001	*
Amit Sinha, Ph.D.(13)	492,847	*
All current executive officers and directors as a group (11 persons)(14)	28,510,374	19.8%
*Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)Consists of (i) 21,566,041 shares held of record by The CJCP Trust for which Mr. Mangal serves as trustee, (ii) 2,627,830 shares held of record by The CKS Trust for the benefit of YPC dated 12/30/2017 for which Mr. Mangal serves as trustee, (iii) 2,627,831 shares held of record by The CKS Trust for the benefit of SRC dated 12/30/2017 for which Mr. Mangal serves as trustee, and (iv) 2,627,830 shares held of record by The CKS Trust for the benefit of SDC dated 12/30/2017 for which Mr. Mangal serves as trustee. The beneficiaries of The CJCP Trust and each of The CKS Trusts are members of Jay Chaudhry’s family. The address for The CJCP Trust and The CKS Trust is c/o The Goldman Sachs Trust Company, 200 Bellevue Parkway, Suite 250, Wilmington, Delaware 19809. This information is derived from a Schedule 13G/A filed by Ajay Mangal with the SEC on February 16, 2022.
(2)Consists of (i) 7,369,780 shares of sole dispositive power (ii) 176,762 shares of shared dispositive power and (iii) 77,358 shares of shared voting power. The address for the Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355. This information is derived from Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2022.
(3)Consists of (i) 281,107 shares held of record by Mr. Chaudhry, (ii) 2,177,994 shares held of record by Jagtar S Chaudhry TTEE The RSJ Trust U/A DTD 06/07/2017, (iii) 24,433,047 shares held of record by Jyoti Chaudhry TTEE The RSP Trust U/A DTD 06/07/2017, (iv) 6,666 shares held of record by P. Jyoti Chaudhry Family Trust dated March 1, 2000 for which Surjit Kaur serves as trustee and (v) 2,731 shares issuable upon vesting of RSU awards within 60 days of November 14, 2022.
(4)Consists of (i) 176,530 shares held of record by Mr. Canessa, and (ii) 11,904 shares issuable upon vesting of RSU awards within 60 days of November 14, 2022.
(5)Consists of (i) 98,537 shares held of record by Mr. Rajic, (ii) 93,026 shares subject to options exercisable within 60 days of November 14, 2022, all of which are fully vested and (iii) 17,599 shares issuable upon vesting of RSU awards within 60 days of November 14, 2022.
(6)Consists of (i) 43,008 shares held of record by Mr. Schlossman, (ii) 66 shares held of record by Mr. Schlossman's spouse, and (iii) 9,975 shares issuable upon vesting of RSU awards within 60 days of November 14, 2022.
(7)Consists of (i) 2,226 shares held of record by Ms. Blasing, (ii) 25,624 shares held of record by The Blasing Family Revocable Trust U/A dtd 12/22/2005 for which Ms. Blasing serves as trustee and (iii) 108,334 shares subject to options exercisable within 60 days of November 14, 2022, all of which are fully vested and (iv) 155 shares issuable upon vesting of RSU awards within 60 days of November 14, 2022.
(8)Consists of (i) 18,095 shares held of record by Mr. Brown, (ii) 48,333 shares subject to options exercisable within 60 days of November 14, 2022, all of which are fully vested and (iii) 155 shares issuable upon vesting of RSU awards within 60 days of November 14, 2022.
(9)Consists of (i) 72,893 shares held of record by Mr. Darling and (ii) 155 shares issuable upon vesting of RSU awards within 60 days of November 14, 2022.
(10)Consists of (i) 190,254 shares held of record by Mr. Giancarlo, (ii) 125,000 shares are held of record by The Charles H. & Dianne G. Giancarlo Family Trust U/D/T 11/2/98 for which Mr. Giancarlo serves as trustee, (iii) 26,736 shares held of record by The 2012 Marielle Christina Giancarlo Trust UAD 12/26/12 for which Mr. Giancarlo serves as a trustee, (iv) 26,736 shares held of record by The 2012 Gianna Marie Giancarlo Trust UAD 12/26/12 for which Mr. Giancarlo serves as a trustee and (v) 155 shares issuable upon vesting of RSU awards within 60 days of November 14, 2022.
(11)Consists of (i) 1,157 shares held of record by Ms. Naughton and (ii) 328 shares issuable upon vesting of RSU awards within 60 days of November 14, 2022.
(12)Consists of (i) 17,978 shares held of record by Mr. Schneider and (ii) 1,023 shares issuable upon vesting of RSU awards within 60 days of November 14, 2022.
(13)Consists of (i) 90,396 shares held of record by Dr. Sinha, (ii) 115,702 shares held of record by the Sinha Revocable Trust dated September 24, 2011 for which Dr. Sinha serves as trustee, (iii) 124,749 shares held of record in trusts for Dr. Sinha's minor children for which Neha and Piyush Kumar serve as co-trustees, (iv) 70,000 shares held of record by the Amit & Deepali Sinha Foundation for which Dr. Sinha and Deepali Sinha serve as trustees, (v) 46,000 shares held of record by the South Dakota Trust Co. LLC TTEE Sinha Family Incentive Trust and (vi) 46,000 shares held of record by the South Dakota Trust Co. LLC TTEE Sinha Education Excellence Trust.
(14)Consists of (i) 28,216,501 shares beneficially owned by our current executive officers and directors, (ii) 249,693 shares subject to options exercisable within 60 days of November 14, 2022, and (iii) 44,180 shares issuable upon vesting of RSU awards within 60 days of November 14, 2022.

2022 Proxy Statement	69

Related Person Transactions
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement dated July 24, 2015 which provides, among other things, that certain holders of our capital stock, including entities affiliated with Mr. Chaudhry and his immediate family have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.
Transactions with Stockholders
From time to time, stockholders, including those that may beneficially own more than 5% of our outstanding capital stock subscribe to, license or otherwise purchase, in the normal course of business, certain of our products and services. These transactions are negotiated on an arm’s-length basis and are subject to review under the Company’s policies and procedures for related person transactions described below.
During fiscal year 2022, in the ordinary course of business, we provided The Vanguard Group (together with its affiliates, “Vanguard”), a greater than 5% beneficial holder of our capital stock, with certain services and products. The aggregate revenue recognized by us in fiscal year 2022 for such services and products exceeded $120,000. The transaction with Vanguard was entered into on an arm’s-length basis, contains customary terms and conditions and was approved under the Company’s related person transactions policy. In the future, we may provide, in the ordinary course of business, additional services and products to Vanguard.
Employment Relationships with Related Parties
We employ Raj Krishna, the son-in- law of our Chairman and Chief Executive Officer, Jay Chaudhry, as Senior Vice President of New Initiatives. Mr. Krishna's compensation for fiscal 2022 exceeded $120,000, and consisted of a base salary, new hire equity award and other benefits.
Other Agreements
In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of the Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified

70	2022 Proxy Statement

RELATED PERSON TRANSACTIONS	●
party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
We have entered into employment agreements with certain of our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of employment agreements with our Named Executive Officers, see “Executive Compensation—Executive Employment Agreements.”
We have granted stock options to our Named Executive Officers, other executive officers and certain of our directors. See “Executive Compensation—Executive Employment Agreements.”
Other than as described above, since August 1, 2021, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock and any member of the immediate family of any of the foregoing persons, is not permitted to enter into a related-party transaction with us without the consent of our audit committee, subject to the exceptions described below.
In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our audit committee has determined that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed $120,000 in any fiscal year, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and transactions available to all employees generally.

2022 Proxy Statement	71

Other Matters
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended July 31, 2022, all Section 16(a) filing requirements were satisfied on a timely basis.
Fiscal Year 2022 Annual Report and SEC Filings
Our financial statements for our fiscal year ended July 31, 2022 are included in our Annual Report on Form 10-K filed with the SEC on September 15, 2022 (File No. 001-38413). This Proxy Statement and our Annual Report are posted in the Financial Information section of the Investor Relations webpage at http://ir.zscaler.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Zscaler, Inc., Attention: Investor Relations, 120 Holger Way, San Jose, California 95134.
Company Website
We maintain a website at www.zscaler.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

72	2022 Proxy Statement

Proposals of Stockholders for Fiscal 2023 Annual Meeting
Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at Zscaler’s principal executive offices no later than July 26, 2023. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.
In order to be properly brought before the fiscal 2023 Annual Meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Zscaler at its principal executive offices not less than 45 nor more than 75 days before the first anniversary of the date on which Zscaler first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our bylaws must be received no earlier than September 9, 2023, and no later than October 9, 2023, unless our annual meeting date occurs more than 30 days before or 60 days after January 13, 2024. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2023 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.
To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our bylaws and SEC requirements. Zscaler will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaws and SEC requirements for submitting a proposal or nomination.
Notices of intention to present proposals at the fiscal 2023 Annual Meeting of stockholders must be addressed to: Secretary, Zscaler, Inc., 120 Holger Way, San Jose, California 95134. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, by using the internet or by mail at your earliest convenience, as instructed on the Notice of Internet Availability of Proxy Materials.
THE BOARD OF DIRECTORS
San Jose, California
November 23, 2022

2022 Proxy Statement	73

●	APPENDIX A
Appendix A
Calculation of Calculated Billings (in thousands)

Calculated Billings	Fiscal 2022 ($)	Fiscal 2021 ($)	Fiscal 2020 ($)	Fiscal 2019 ($)	Fiscal 2018 ($)

Revenue	1,090,946	673,100	431,269	302,836	190,174
Add: Total Deferred Revenue, End of Period	1,021,123	630,601	369,767	251,202	164,023
Less: Total Deferred Revenue, Beginning of Period	(630,601)	(369,767)	(251,202)	(164,023)	(96,619)
Calculated Billings	1,481,468	933,934	549,834	390,015	257,578
Calculation of Free Cash Flow Margin (in thousands)

Free Cash Flow	Fiscal 2022 ($)	Fiscal 2021 ($)	Fiscal 2020 ($)	Fiscal 2019 ($)	Fiscal 2018 ($)

Net cash provided by operating activities	321,912	202,040	79,317	58,027	17,307
Less:
Purchases of property, equipment and other assets	(69,296)	(48,165)	(43,072)	(25,520)	(13,397)
Capitalized internal-use software	(21,284)	(10,132)	(8,737)	(3,162)	(1,773)
Free cash flow	231,332	143,743	27,508	29,345	2,137
As a percentage of revenue:
Net cash provided by operating activities	30%	30%	18%	19%	9%
Less:
Purchases of property, equipment and other assets	(7)	(7)	(10)	(8)	(7)
Capitalized internal-use software	(2)	(2)	(2)	(1)	(1)
Free cash flow margin	21%	21%	6%	10%	1%

A-1	2022 Proxy Statement

Non-GAAP Financial Measures and Other Key Metrics
We have provided in this Proxy Statement financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We use non-GAAP financial information to evaluate the performance of our ongoing operations, including to set targets for our employee compensation programs, and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Calculated billings is a non-GAAP financial measure that we believe is a key metric to measure our periodic performance. Calculated billings represents our total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance. As calculated billings continues to grow in absolute terms, we expect our calculated billings growth rate to trend down over time. We also expect that calculated billings will be affected by seasonality in terms of when we enter into agreements with customers; and the mix of billings in each reporting period as we typically invoice customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

2022 Proxy Statement	A-2

SCAN TO VIEW MATERIALS & VOTE

ZSCALER, INC.
120 HOLGER WAY
SAN JOSE, CALIFORNIA 95134

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ZS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D93270-P82463 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZSCALER, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class II directors to hold office until the 2025 annual meeting of stockholders or until their successors are elected and qualified, subject to their earlier death, resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew Brown
02) Scott Darling
03) David Schneider

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2023.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. To approve on a non-binding, advisory basis, the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D93271-P82463

ZSCALER, INC.
Annual Meeting of Stockholders
January 13, 2023 at 1:00 p.m., Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jay Chaudhry, Remo Canessa and Robert Schlossman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ZSCALER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on January 13, 2023 at 1:00 p.m., Pacific Time, via live webcast at www.virtualshareholdermeeting.com/ZS2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side